                                                                       EXECUTION

                            ASSET PURCHASE AGREEMENT

                                   dated as of

                                 August 5, 1996

                                  by and among

                        BA LEASING & CAPITAL CORPORATION,

                             USL CAPITAL CORPORATION

                                       and

                            FORD MOTOR CREDIT COMPANY


                                    EXHIBIT 5
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                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS.............................  1

      1.1   General Provisions.............................................  1
      1.2   Specific Provisions............................................  4

                                   ARTICLE II
                        PURCHASE AND SALE OF ASSETS AND
                           ASSUMPTION OF LIABILITIES....................... 20

      2.1   Purchase and Sale of Purchased Assets.......................... 20
      2.2   Assumption of Assumed Liabilities.............................. 21
      2.3   Purchase Price and Allocation.................................. 21
      2.4   Amount Payable in Respect of Each Closing...................... 21
      2.5   Procedure for Reconciliation................................... 22
      2.6   Final Payment of Purchase Price................................ 25
      2.7   Casualty Events................................................ 25
      2.8   Certain Airlease Matters....................................... 26
      2.9   Transaction Costs Adjustment................................... 26
      2.10  Affordable Housing Transactions Adjustment..................... 26
      2.11  Certain Matters Relating to the
            Subsidiaries................................................... 29
      2.12  Transaction Specific Adjustments............................... 29

                                   ARTICLE III
                                     CLOSINGS.............................. 29

      3.1   Initial Closing; Subsequent Closings........................... 29
      3.2   Items to be Delivered at the Closings By
            Sellers........................................................ 30
      3.3   Items to be Delivered at the Closing by Buyer.................. 32
      3.4   Trailing Closings.............................................. 33
      3.5   Removal of Books and Records; No Access to
            Sellers' Premises.............................................. 33
      3.6   Circumstances Under Which Certain
            Transactions May be Excluded................................... 34
      3.7   Pricing Files; W&S Report...................................... 36
      3.8   Circumstances Under Which Interests in
            Certain Transactions May be Sold at Multiple
            Closings....................................................... 37
      3.9   Alternative Mechanism for Transfer of L-1011
            Contracts...................................................... 37

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF SELLERS............... 38

      4.1   Organization and Related Matters............................... 38
      4.2   Stock; No Undisclosed Liabilities of
            Subsidiaries................................................... 39
      4.3   Assumed Contracts; Transaction Documents....................... 40
      4.4   Title.......................................................... 43
      4.5   Interests in Airlease.......................................... 44
      4.6   Authorization; No Conflicts.................................... 44
      4.7   Operation Since December 31, 1995.............................. 45
      4.8   Legal Proceedings.............................................. 46

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      4.9   Insurance...................................................... 46
      4.10  Compliance with Law; Permits................................... 46
      4.11  No Brokers or Finders.......................................... 47
      4.12  Taxes.......................................................... 47
      4.13  Bank Accounts, Powers.......................................... 51
      4.14  Support Services; Potential Conflicts of
            Interest....................................................... 51
      4.15  Absence of Certain Commercial Practices........................ 51
      4.16  Restrictions on Doing Business................................. 52
      4.17  Disclosure..................................................... 52
      4.18  Labor and Employment Matters................................... 52

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER................ 53

      5.1   Organization and Related Matters............................... 53
      5.2   Authorization; No Conflicts.................................... 53
      5.3   Legal Proceedings.............................................. 54
      5.4   No Brokers or Finders.......................................... 54
      5.5   Disclaimer of Certain Representations and
            Warranties..................................................... 54
      5.6   Investment Representation...................................... 55
      5.7   Citizenship.................................................... 55

                                   ARTICLE VI
                               INTERIM COVENANTS........................... 55

      6.1   Access......................................................... 55
      6.2   Conduct of Business............................................ 56
      6.3   Approvals and Permits.......................................... 57
      6.4   Government Filings............................................. 58
      6.5   Bulk Transfer Laws............................................. 59
      6.6   Tax Indemnity Agreement........................................ 59

                                   ARTICLE VII
                        ADDITIONAL CONTINUING COVENANTS.................... 59

      7.1   Post-Closing Access............................................ 59
      7.2   Insurance; Indemnity Obligations............................... 60
      7.3   Employee Matters............................................... 61
      7.4   Noncompetition................................................. 64
      7.5   Apportionment.................................................. 66
      7.6   Use of Excluded Intangible Property............................ 67
      7.7   TCUI's Consent to Certain Transfers............................ 67

                                  ARTICLE VIII
                        GENERAL CONDITIONS OF PURCHASE..................... 67

      8.1   No Orders; Legal Proceedings................................... 68
      8.2   Governmental Approvals......................................... 68
      8.3   Satisfaction of Conditions to Formation of
            DFO Partnership................................................ 68
      8.4   Tax Indemnity Agreement........................................ 68

                                   ARTICLE IX
                      CONDITIONS TO OBLIGATIONS OF BUYER................... 68

      9.1   Representations and Warranties and Covenants
            of Sellers..................................................... 69
      9.2   No Material Adverse Change..................................... 69
      9.3   Aggregate Depreciable Basis.................................... 69
      9.4   Third-Party Approvals.......................................... 70
      9.5   Certain Matters Relating to TCUI............................... 70
      9.6   Transaction Specific Conditions................................ 70

                                    ARTICLE X
                     CONDITIONS TO OBLIGATIONS OF SELLERS.................. 70

      10.1  Representations and Warranties and Covenants
            of Buyer....................................................... 70
      10.2  Indemnity Obligations.......................................... 71
      10.3  Third-Party Approvals.......................................... 71

                                   ARTICLE XI
                     TERMINATION OF OBLIGATIONS; SURVIVAL.................. 71

      11.1  Termination of Agreement....................................... 71
      11.2  Effect of Termination.......................................... 72
      11.3  Reliance Upon and Survival of Representations
            and Warranties................................................. 72

                                   ARTICLE XII
                                INDEMNIFICATION............................ 73

      12.1  Obligations of Sellers......................................... 73
      12.2  Obligations of Buyer........................................... 74
      12.3  Procedure...................................................... 74
      12.4  Mitigation; Limitations on Indemnification..................... 76
      12.5  Remedies Exclusive............................................. 77
      12.6  Price Adjustment; After-Tax Basis.............................. 77

                                  ARTICLE XIII
                                  TAX MATTERS.............................. 78

      13.1  Allocation of Tax Liabilities;
            Indemnification................................................ 78
      13.2  Tax Covenants.................................................. 79
      13.3  Refunds........................................................ 80
      13.4  Returns and Reports............................................ 80
      13.5  Disputes....................................................... 81
      13.6  Price Adjustment; After-Tax Basis.............................. 81
      13.7  Survival....................................................... 82
      13.8  Transfer, Use and Property Taxes............................... 82

                                   ARTICLE XIV
                           PUBLICITY/CONFIDENTIALITY....................... 82

      14.1  Publicity and Reports.......................................... 82
      14.2  Confidentiality................................................ 83


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                                   ARTICLE XV
                                    GENERAL................................ 83

      15.1  Amendments; Waivers............................................ 83
      15.2  Exhibits and Schedules; Integration............................ 84
      15.3  Best Efforts................................................... 84
      15.4  Governing Law.................................................. 84
      15.5  No Assignment.................................................. 84
      15.6  Headings....................................................... 85
      15.7  Counterparts................................................... 85
      15.8  Parties in Interest............................................ 85
      15.9  Performance by Subsidiaries.................................... 85
      15.10 Notices........................................................ 85
      15.11 Expenses....................................................... 86
      15.12 Attorneys' Fees................................................ 86
      15.13 Representation By Counsel; Interpretation...................... 87
      15.14 Severability................................................... 87
      15.15 Dispute Resolution; Agreement to Arbitrate..................... 87
      15.16 Further Assurances............................................. 88


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
                                    EXHIBITS

A     September 1 Statement of Aggregate Net Present Value
B     September 5 Statement of Aggregate Net Present Value
C     September 20 Statement of Aggregate Net Present Value
D     January 15 Statement of Aggregate Net Present Value
E     Principal Terms of Services Agreement
F     Bill of Sale and Assignment
G     Release
H     Assumption Agreement
I     Aircraft Delivery Receipt

                                    SCHEDULES

Disclosure Schedule

1.1               Knowledge
1.2(a)            Affordable Housing Financing Contracts
1.2(b)            Aircraft
1.2(c)(1)         Aircraft Financing Contracts
1.2(c)(2)         Certain Aircraft Financing Contracts
1.2(c)(3)         Airlease Transaction Contracts
1.2(d)            Certain Assumed Contracts
1.2(e)            Employees
1.2(f)(1)         Facility Financing Contracts
1.2(f)(2)         Certain Facility Financing Contracts
1.2(g)            LFI Contracts
1.2(h)            Railcar Financing Contracts
1.2(i)            Transactions
1.2(j)            Vessel Financing Contracts
1.2(k)            Weighted Average Rate Shift
2.11              Subsidiary Intercompany Receivables
3.2               Certain Officers and Directors of the Subsidiaries
4.1(b)            Capitalization, Ownership, Directors and Executive
                  Officers of Subsidiaries
4.1(c)            Transaction Owner Trusts and Transaction
                  Partnerships
4.3(c)            Obligations to Provide Additional Funds
4.3(f)            Non-Recourse Debt
4.3(g)            Security Deposits; Credit Enhancements
4.3(i)            Knowledge (Assumed Contracts; Transaction
                  Documents)
4.6               Seller Required Consents
4.9               Insurance
4.10              Permits
4.12              Taxpayers; Partnerships
4.13              Bank Accounts
5.2               Buyer Required Consents
6.1               Certain Confidential Information
6.2               Approved Pending Transactions
6.3               Certain Agreements, Guarantees, etc.
7.2               Certain Indemnity Obligations
9.5               Certain Trust Agreements
13.2(a)           Certain Subsidiaries


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
                            ASSET PURCHASE AGREEMENT

            This ASSET PURCHASE AGREEMENT dated as of August 5, 1996 by and among BA LEASING & CAPITAL CORPORATION, a California corporation ("Buyer"), USL CAPITAL CORPORATION, a Delaware corporation ("USL Capital"), and FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Ford Credit").

                               W I T N E S S E T H

            WHEREAS, USL Capital desires to sell certain of the assets of its transportation and industrial financing division, and Ford Credit desires to sell certain of the assets of its diversified financing operations business, to Buyer, and Buyer desires to purchase such assets and assume certain related liabilities, all on the terms and conditions set forth herein;

            WHEREAS, concurrently with the execution and delivery hereof, USL Capital and SPLC are entering into the Concurrent Asset Purchase Agreement; and

            WHEREAS, concurrently with the execution and delivery hereof, SPLC and Ford Credit are entering into the Commitment Agreement, and it is contemplated that, promptly following the Initial Closing, SPLC and Holdings will enter into the DFO Partnership Agreement.

            NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound, Buyer and USL Capital and Ford Credit do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            1.1   General Provisions.

            (a) For all purposes hereof, except as otherwise expressly provided:

            (i) the terms defined herein have the meanings assigned to them herein and include the plural as well as the singular;

            (ii) all accounting terms used herein have the meanings assigned to them under generally accepted accounting principles, except to the extent otherwise provided herein;

            (iii) all references herein to designated "Articles," "Sections" and other subdivisions and to "Exhibits" and "Schedules" are to the designated Articles, Sections and other subdivisions of the body hereof and to the Exhibits and Schedules hereto;

            (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

            (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

            (vi) any reference herein to either Seller's "knowledge," or words of similar effect, refers to the actual knowledge of USL Capital's Chairman and Chief Executive Officer, Senior Vice President and Chief Financial Officer and Senior Vice President and General Counsel after reasonable inquiry of the persons listed on Schedule 1.1, after reasonable inquiry and investigation as of the date hereof by such listed persons (such latter inquiry and investigation being subject to the limitations described in Schedule 1.1);

            (vii) any reference herein to either Seller's "actual knowledge," or words of similar effect, refers to the actual knowledge of USL Capital's Chairman and Chief Executive Officer, Senior Vice President and Chief Financial Officer and Senior Vice President and General Counsel after causing reasonable inquiry to be made by counsel to Sellers of the persons listed on Schedule 4.3(i);

            (viii) any reference herein to the "transfer" of a Transaction shall mean and refer to the sale, conveyance, assignment, transfer and delivery of those Purchased Assets pertaining to such Transaction and the assumption of the Assumed Liabilities pertaining to such Transaction, or to the purchase and sale of all of the outstanding capital stock of any Subsidiary that is a participant in such Transaction;

            (ix) any reference herein to the "exclusion" of a Transaction from a Closing shall mean and refer to the failure to transfer such Transaction at such Closing;

            (x) whenever any rights or obligations of Buyer or a Seller hereunder with respect to any specific Transaction, Purchased Asset, Assumed Liability or, by virtue of the fact that Excluded Liabilities are determined hereunder by reference to Assumed Liabilities, any Excluded Liability, are delineated by reference to or otherwise based upon the occurrence of any Closing, the term "Closing" refers to the Closing at which the pertinent Transaction, Purchased Asset or Assumed Liability is transferred from a Seller to Buyer; and

            (xi) whenever any rights or obligations of Buyer or a Seller hereunder with respect to any specific Transaction, Purchased Asset, Assumed Liability or, by virtue of the fact


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
      that Excluded Liabilities are determined hereunder by reference to Assumed Liabilities, any Excluded Liability, are delineated by reference to any Closing Date, the term "Closing Date" refers to the Closing Date on which the pertinent Transaction, Purchased Asset or Assumed Liability is transferred from a Seller to Buyer.

            (b) For purposes of Sections 3.2(r) and 3.6, references to the representations and warranties made by a Seller with respect to any Transaction shall be deemed to mean and refer to any representation and warranty made by a Seller herein with respect to (i) such Transaction, (ii) the Purchased Assets, the Assumed Liabilities and the Transaction Documents relating to such Transaction and (iii) any Transaction Owner Trust or Transaction Partnership that is a party to such Transaction.

            (c) For purposes of Sections 4.3, 4.10(a) and 4.16, no fact, event, circumstance, condition, term or provision shall be deemed to be disclosed in any Transaction Document or contained in any provision thereof unless a person of experience and knowledge in the leasing and financing industry would reasonably be expected to recognize the existence or application, and the significance, of such fact, event, circumstance, condition, term or provision after reading the Transaction Documents. Without limiting the foregoing, no fact, event, circumstance, condition, term or provision disclosed or contained in any provision of a Transaction Document not listed on Schedules 1.2(a),
(c)(1), (f)(1), (h) or (j) and not made available to Buyer shall be deemed disclosed in any Transaction Document that has been so listed and made available solely because the existence of such unlisted Transaction Document was referred to in such listed Transaction Document.

            (d) For all purposes hereof, any reference to a "Seller" or to "Sellers" herein, including, but not limited to, (i) any such reference in any representation and warranty, covenant or agreement made by a Seller or Sellers herein and (ii) any such reference as may relate to (A) any Purchased Assets or any Assumed Liabilities, (B) any Transaction or any Purchased Assets, Assumed Liabilities or Transaction Documents relating to any Transaction or any Transaction Owner Trust or Transaction Partnership that is a party to such Transaction, or (C) to the transfer of any Transaction, shall be deemed to mean and refer to, with respect to any particular fact, circumstance, asset or Liability, only that Seller to which such fact or circumstance applies or to that Seller that, as of the date hereof, is the owner of such asset or is subject to such Liability. Without limiting the foregoing, each reference to "Seller" as it may apply with respect to or in connection with any Ford Credit Purchased Asset shall be deemed to refer to Ford Credit, and each reference to "Seller" as it may apply with respect to or in connection with any USL Capital Purchased Asset shall be deemed to refer to USL Capital.

            1.2 Specific Provisions. As used herein the following definitions shall apply:

            "Accounting Firm" is defined in Section 2.5(c).

            "Accounting Report" is defined in Section 2.5(c).

            "Action" means any action, complaint, investigation, petition, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

            "Adjusted Cash Price" means, at any date, (i) for any Transaction, the Reserves Adjusted Base Price for such Transaction at such date plus, if positive, or minus, if negative, the Interest Rate Adjustment Amount for such Transaction at such date, and (ii) for the Airlease Purchased Assets and for the Miscellaneous Assets, the Base Price at such date.

            "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

            "Affordable Housing Financing Contracts" means those Contracts listed on Schedule 1.2(a).

            "Affordable Housing Transactions" is defined in Section 2.10.

            "After-Tax Basis" means, in the case of any amount being paid to an Indemnified Party hereunder, an amount which, after deduction of all additional federal, state and local income taxes imposed on such Indemnified Party that would not have been imposed but for the receipt or accrual of such amount (or the receipt or accrual of amounts paid by reason of the "gross-up" provisions of
Section 12.6 or 13.6, as applicable, in connection with the receipt or accrual of such amount), is equal to the amount otherwise required to be paid to such Indemnified Party hereunder. When calculating amounts under the preceding sentence, it shall be assumed that income of the Indemnified Party is subject to tax, and that deductions of the Indemnified Party produce a benefit, at a federal income tax rate equal to the highest marginal rate applicable to corporations for the taxable year of the Indemnified Party during which such payment accrues, and at an effective state and local tax rate equal to the highest marginal income tax rate applicable to corporations (or if applicable, banks and financial corporations) under the laws of the State of California and the City and County of San Francisco (in each case tax effected) for the taxable year of the Indemnified Party during which such payment is received or accrued, as appropriate.


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
            "Aggregate Depreciable Basis" means the aggregate basis as determined under Section 13.2(b) of the Purchased Assets taken into account for purposes of determining the applicability of the mid-quarter convention under
Section 168(d)(3) of the Code and Treasury Regulations thereunder.

            "Aggregate Net Present Value" means, with respect to any Transaction (other than a Specially Priced Transaction) or any group of such Transactions,
(i) as of the Initial Target Closing Date, the aggregate net present value of such Transactions as indicated on the September 5 Statement of Aggregate Net Present Value, (ii) as of the Second Target Closing Date, the aggregate net present value of such Transactions as indicated on the September 20 Statement of Aggregate Net Present Value, (iii) as of the Alternative Target Closing Date, the aggregate net present value of such Transactions as indicated on the January 15 Statement of Aggregate Net Present Value, or (iv) as of any other date, the aggregate net present value of scheduled net after-tax cash flows and tax benefits or detriments of such Transactions as of such date calculated in accordance with the Agreed Assumptions and Methodology.

            "Agreed Assumptions and Methodology" means the assumptions and methodology (i) subsumed in the Pricing Files, and (ii) applied in the preparation of the September 1 Statement of Aggregate Net Present Value, the September 5 Statement of Aggregate Net Present Value, the September 20 Statement of Aggregate Net Present Value and the January 15 Statement of Aggregate Net Present Value (each as set forth in Exhibits A, B, C and D, respectively) (it being understood that any calculations with respect to any Transaction (other than a Transaction the transfer of which would involve the acquisition of a partnership interest for federal income tax purposes or the acquisition of the Stock of FM FSC UK Ltd.) to be transferred from Sellers to Buyer during the Fourth Quarter shall be made on the assumptions that (x) the Initial Closing occurred prior to October 1, 1996, (y) the condition set forth in Section 9.3 was satisfied with respect to each Closing held during the Fourth Quarter and
(z) Buyer and the other members of its affiliated group placed no other assets in service on or after October 1, 1996 and placed no other assets in service during calendar year 1996 other than the Purchased Assets and the "Purchased Assets" as defined in the Concurrent Asset Purchase Agreement).

            "Agreed Present Value Adjustments" is defined in
Section 2.5(a).

            "Agreed Rate" means, as of the date of any payment of interest to be made by reference thereto, the interest rate established on such date by Bank of America as its "Reference Rate," or, if that rate is no longer established or published, a comparable interest rate.


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
            "Agreement" means this Agreement by and among Buyer and Sellers, as amended or supplemented, together with all Exhibits and Schedules hereto.

            "Aircraft" means the aircraft listed on Schedule 1.2(b).

            "Aircraft Financing Contracts" means those Contracts listed on Schedule 1.2(c)(1).

            "Airlease" means Airlease Ltd., a California limited partnership.

            "Airlease Closing" is defined in Section 3.1.

            "Airlease Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Airlease Ltd., a California limited partnership, dated as of October 10, 1986, as amended December 12, 1988.

            "Airlease Partnership Units" means the 17.1622% limited partnership interest in Airlease owned by USAH.

            "Airlease Purchase Price" means, for any Closing Date, the purchase price for the Airlease Purchased Assets transferred from USL Capital to Buyer on such Closing Date, determined as follows: (i) for the capital stock of AMSI, an amount equal to 1% of $72,625,972 plus (A) the amount, if any, of accrued but unpaid management fees payable by Airlease to AMSI pursuant to the Airlease Partnership Agreement as of such Closing Date and minus (B) (x) management fees paid by Airlease to AMSI pursuant to the Airlease Partnership Agreement after September 1, 1996 but prior to such Closing Date and not accrued as of such Closing Date, and (y) the amount, if any, of distributions made by Airlease to AMSI after September 1, 1996 but prior to such Closing Date, (ii) for the capital stock of USAH, an amount equal to 5% of $72,625,972 minus the amount, if any, of distributions made by Airlease to USAH other than in respect of the Airlease Partnership Units after September 1, 1996 but prior to such Closing Date, and (iii) for the Airlease Partnership Units, an amount equal to 17.1622% of $72,625,972 minus the amount, if any, of distributions made by Airlease in respect of the Airlease Partnership Units after September 1, 1996 but prior to such Closing Date.

            "Airlease Purchased Assets" means the Airlease Partnership Units and the capital stock of AMSI and USAH.

            "Airlease Reports" is defined in Section 4.5(b).

            "Airlease Transaction Contracts" means those Contracts listed on Schedule 1.2(c)(3).

            "Allocation" is defined in Section 13.2.


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
            "Alternative Target Closing Date" means January 15, 1997.

            "AMSI" means Airlease Management Services, Inc., a Delaware corporation.

            "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

            "Associates" means Associates First Capital Corporation, a Delaware corporation.

            "Assumed Contracts" means (i) the Aircraft Financing Contracts, the Facility Financing Contracts, the LFI Contracts, the Railcar Financing Contracts, the Affordable Housing Financing Contracts and the Vessel Financing Contracts, to which, in each instance, a Seller or any Selling Subsidiary is a party, (ii) the Contracts listed on Schedule 1.2(d) and (iii) those Contracts to which a Seller is a party that pertain to any transaction in which such Seller has acquired an interest or entered into in accordance with the provisions of
Section 6.2 which transaction is transferred from such Seller to Buyer hereunder; provided, however, that no such Contract that is a Transaction Document shall be an Assumed Contract until the Closing Date on which the Transaction to which it pertains is transferred from a Seller to Buyer.

            "Assumed Liabilities" means any and all Liabilities:

            (i) of a Seller or any Selling Subsidiary arising under the Assumed Contracts (except to the extent that any such Liability shall have accrued, or shall arise from facts or circumstances occurring, on or before the Closing Date);

            (ii) of the Subsidiaries, the Transaction Owner Trusts and the Transaction Partnerships (except to the extent that any such Liability shall have accrued, or shall arise from facts or circumstances occurring, on or before the Closing Date);

            (iii) relating to or in connection with the ownership, use, possession, enjoyment or operation of the Purchased Assets, or any assets owned by any Subsidiary, any Transaction Owner Trust or any Transaction Partnership (except to the extent that any such Liability shall have accrued, or shall arise from facts or circumstances occurring, on or before the Closing Date);

            (iv) to return to any lessee any security deposits transferred by a Seller or a Selling Subsidiary at any


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
      Closing or held by any Transaction Owner Trust or Transaction Partnership;

            (v) to pay over to any Person any maintenance reserves required to be paid after any Closing in connection with any Transaction that is transferred from a Seller or a Selling Subsidiary to Buyer at such Closing;

            (vi) of a Seller or any Selling Subsidiary to indemnify any lessee or other obligor pursuant to any Transaction Document, Seller Required Consent, Buyer Required Consent or instrument of transfer or assumption effecting the transfer of any Transaction from a Seller to Buyer hereunder, in each case to the extent that any such Liability is in respect of any obligation of such lessee or obligor to indemnify Buyer in connection with any Transaction; and

            (vii) relating to or in connection with the employment of the Transferred Employees by Buyer or any of its Affiliates after the Initial Closing Date.

The parties agree and acknowledge that for all purposes hereof, Liabilities attributable to continuing events may be in part Assumed Liabilities and in part Excluded Liabilities.

            "Bank of America" means Bank of America National Trust and Savings Association.

            "Base Price" means, at any date, (i) for any Transaction that is not a Specially Priced Transaction, the Aggregate Net Present Value of such Transaction at such date, (ii) for any Specially Priced Transaction, the Special Transaction Price for such Transaction at such date, (iii) for the Airlease Purchased Assets, the Airlease Purchase Price at such date, and (iv) for the Miscellaneous Assets, the Miscellaneous Assets Purchase Price at such date.

            "Books and Records" means all books, ledgers, files, reports, financial statements, certificates, plans, operating records, memoranda, notes, lists and other documents (including any of the foregoing furnished by lessees and other obligors and those relating to environmental conditions at, or environmental assessments of, any facilities) of or maintained by a Seller or any of Sellers' Affiliates relating to the Transactions (other than such as relate to the negotiation, execution or delivery of this Agreement or solely to Excluded Liabilities) or, subject to Section 7.3, the Transferred Employees, or otherwise reasonably required for the operation of the Business, including any such items stored in computer memories (which shall be delivered in the form of hard or floppy disk media and, if otherwise already available, paper hard copy), on microfiche or by any other means, except for (i) Tax Returns filed by any of Sellers' Affiliates (ii) any information or materials required to be kept confidential by Law, or (iii) any privileged attorney-client communications or attorney-work product.

            "Business" means the transportation and industrial financing business conducted by (i) USL Capital and the Subsidiaries with respect to the Transactions and (ii) TCUI.

            "Buyer" is defined in the preamble to this Agreement.

            "Buyer Required Consents" is defined in Section 5.2.

            "Buyer's Statement of Closing Date Aggregate Net Present Value" is defined in Section 2.4(b).

            "Casualty Adjustment Amount" is defined in Section 2.7.

            "Casualty Event" is defined in Section 2.7.

            "Closing" means the Initial Closing, any Subsequent Closing, any Airlease Closing or any Trailing Closing, as applicable. If any Purchased Assets other than the Airlease Purchased Assets are transferred at any Airlease Closing, such Airlease Closing shall also be deemed a Subsequent Closing.

            "Closing Date" means the date of the Initial Closing, any Subsequent Closing, any Airlease Closing or any Trailing Closing, as applicable.

            "Closing Date Aggregate Adjusted Cash Price" is defined in Section 2.5(e).

            "Closing Date Payment Amount" is defined in Section
2.4(c).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collection Activities" means any action (whether legal, equitable or otherwise) taken by Sellers or any Subsidiary, or any agent, representative or assign of any of the foregoing, to recover sums due and owing to Sellers or any Subsidiary pursuant to any Transaction.

            "Commitment Agreement" means the Commitment Agreement of even date herewith by and between SPLC and Ford Credit relating to DFO Partnership.

            "Competitive Business" is defined in Section 7.4(a).

            "Concurrent Asset Purchase Agreement" means that certain Asset Purchase Agreement of even date herewith by and between SPLC and USL Capital.

            "Contemplated Transactions" means the purchase by Buyer of the Purchased Assets and the assumption by Buyer of the Assumed Liabilities on the terms and conditions set forth herein.

            "Continuation Coverage" is defined in Section 7.3(e).

            "Contract" means any binding agreement, bond, commitment, contract, franchise, indemnity, indenture, instrument, lease, license, or other arrangement, including any modification or amendment of any of the foregoing, in each instance whether oral or written.

            "DFO Partnership" means DFO Partnership, a New York general partnership to be organized pursuant to the DFO Partnership Agreement.

            "DFO Partnership Agreement" means the Agreement of Partnership of DFO Partnership to be entered into by and between SPLC and Holdings in the form of Exhibit A to the Commitment Agreement, together with the Subscription Agreements.

            "Disclosure Schedule" means the Disclosure Schedule of even date herewith delivered by Sellers to Buyer which sets forth certain exceptions to the representations and warranties made by Sellers in Article IV.

            "Employee Benefit Plans" means, for any Person, all Employee Pension Benefit Plans (as defined in Section 3(2) of ERISA), Employee Welfare Benefit Plans (as defined in Section 3(1) of ERISA) and any other material employee benefit arrangements maintained by such Person.

            "Employees" means those personnel employed by USL Capital in connection with the Business as of the date hereof listed on Schedule 1.2(e) (including any such employees on leave or disability), together with, to the extent any of such Persons is no longer employed by USL Capital on the Initial Closing Date, and subject to Buyer's prior written consent (which shall not be unreasonably withheld), any replacements therefor employed by USL Capital on the Initial Closing Date.

            "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or other limitation or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, Law, equity or otherwise, provided, however, that "Encumbrance" shall not mean any restrictions on transfer generally arising under any applicable federal or state securities Laws.

            "Engine Casualty" is defined in Section 3.6(e).

            "Environmental Laws" means any and all Laws relating to pollution or protection of the environment (including, with respect to any Transaction to be transferred from a Seller to Buyer hereunder, principles of common law relating to pollution or protection of the environment in any jurisdiction in which the real property owned or used by any Subsidiary, any Transaction Owner Trust or any Transaction Partnership in connection with such Transaction is located) (i) as in effect as of the Closing Date, or (ii) that have been enacted as of the Closing Date and are scheduled to take effect on future dates as specified in such Laws or in any interpretive regulation relating to such Laws that has been promulgated in final form as of the Closing Date without any conditions to such effectiveness other than the passage of time.

            "Equity Securities" means any capital stock or other equity ownership or voting interest, securities convertible into or exchangeable for capital stock or any such interest, or any other rights, warrants or options to acquire any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

            "ERISA Affiliate" means any Person other than USL Capital or any Subsidiary who is a member of a group which is under common control with USL Capital who together with USL Capital is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

            "Excluded Assets" means any and all assets of any kind or nature of Sellers or any of their Affiliates (other than the Subsidiaries, the Transaction Owner Trusts and the Transaction Partnerships) other than the Purchased Assets.

            "Excluded Liabilities" means any and all Liabilities of or applicable to a Seller or to Sellers' Affiliates or otherwise relating to the Purchased Assets or any Transaction (other than the Assumed Liabilities and other than any Liabilities of or applicable to Buyer or any of its Affiliates that do not arise or for which Buyer has not become liable as a consequence of the Contemplated Transactions), including, but not limited to, any and all Liabilities (i) arising under, relating to or in connection with any violation of any applicable Environmental Law by a Seller or any of Sellers' Affiliates, by any Person acting on behalf of a Seller or any of Sellers' Affiliates, by any Person from or through which a Seller or any of Sellers' Affiliates acquired title to any asset or property, or by any Transaction Owner Trust or Transaction Partnership, which in each instance occurred on or prior to the Closing Date and, if such violation is continuing after the Closing Date, only to the extent that such Liabilities are attributable to the portion of such violation occurring or in existence on or prior to the Closing Date, or (ii) imposed by any applicable Environmental Law in respect of any act, omission, event, condition or circumstance occurring or existing in connection with the Purchased Assets or any Transaction on or prior to the Closing Date and, in the case of any act, omission, event, condition or circumstance continuing after the Closing Date, only to the extent that such Liabilities are attributable to the portion of such act, omission, event, condition or circumstance occurring or in existence on or prior to the Closing Date. Without limiting the foregoing, the parties agree that any obligation of a Seller or any Selling Subsidiary under any reverse indemnity agreement in connection with any Transaction to pay over any amount received under any tax indemnity agreement or any unexpected tax benefit, to the extent that the amount received or the benefit giving rise to the payment obligation was or is received or obtained by such Seller or any Selling Subsidiary, or any predecessor in interest thereto, shall be an Excluded Liability hereunder.

            "FAA" means the Federal Aviation Administration.

            "Facility Financing Contracts" means those contracts listed on
Schedule 1.2(f)(1).

            "Ford" means Ford Motor Company, a Delaware corporation.

            "Ford Credit" is defined in the preamble to this Agreement.

            "Ford Credit Purchased Assets" means those Aircraft Financing Contracts listed on Schedule 1.2(c)(2), those Facility Financing Contracts listed on Schedule 1.2(f)(2) and the L-1011 Contracts.

            "Ford Europe" means Interlocutory Limited, a U.K. company.

            "Fourth Quarter" means the period beginning October 1, 1996 and ending December 31, 1996.

            "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign, any arbitrator or arbitral panel, or any non-governmental regulating body to the extent that the rules, regulations or orders of such body have the force of law.

            "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

            "Hazardous Substance" means substances that are defined or listed in, or otherwise classified or regulated pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances,"

"petroleum products," "pollutants," "contaminants" or in like fashion.

            "Holdings" means DFO Holding Company, Inc., a Delaware corporation to be formed as a wholly owned subsidiary of Ford Credit.

            "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnity under this Agreement.

            "Indemnified Party" means a party entitled to indemnity under this Agreement.

            "Indemnifying Party" means a party obligated to provide indemnity under this Agreement.

            "Initial Closing" is defined in Section 3.1.

            "Initial Closing Date" means the date of the Initial Closing.

            "Initial Target Closing Date" means September 5, 1996.

            "Interest Rate Adjustment Amount" means, for any Transaction at any time, an amount, which may be positive or negative, equal to the product of (i) the Weighted Average Rate Shift at such time, (ii) $1,045,000, and (iii) a fraction the numerator of which is the Reserves Adjusted Base Price (increased, with respect to any Affordable Housing Transaction, by the amount of capital contributions with respect thereto that are assumed to be made following the Closing in the calculation of the Base Price therefor) of such Transaction at such time and the denominator of which is $1,919,000,000.

            "IRS" means the Internal Revenue Service or any successor entity.

            "January 15 Statement of Aggregate Net Present Value" means the Statement of Aggregate Net Present Value as of January 15, 1997 set forth as Exhibit D.

            "July 1996 Projections" means, (x) with respect to any Affordable Housing Transaction other than the Transaction listed as Item 6 on Schedule 1.2(i), the projections with respect thereto furnished by USL Capital to Buyer on or about July 20, 1996 and (y) with respect to the Transaction listed as Item 6 on Schedule 1.2(i), such projections as modified if and to the extent contemplated by the third sentence of Section 4.12(c).

            "L-1011 Contracts" means the Assumed Contracts listed as Items 5 and 6 on Schedule 1.2(d).

            "Law" means any constitutional provision, statute, ordinance or other law, code, rule, regulation, or interpretation of any Governmental Entity and any Order.

            "LFI Contracts" means those Contracts listed on Schedule 1.2(g).

            "Liabilities" means any and all liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, due or to become due, or recourse or non-recourse.

            "Loss" means any action, claim, judgment, cause of action, assessment, cost, damage, disbursement, expense, liability, loss, deficiency, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest or other carrying costs, penalties, reasonable legal (including allocated costs of internal counsel), accounting and other fees, expenses and disbursements of personnel and consultants incurred in any action, proceeding, investigation, collection, prosecution or defense of claims and amounts paid in settlement, and any out-of-pocket costs paid to third parties in order to mitigate any of the foregoing, that may be imposed on or otherwise incurred or suffered by the specified Person, it being understood that any Loss shall be net of the dollar amount of any insurance proceeds realized by reason of such Loss by the Person incurring or suffering such Loss. In determining the amount of any Loss measured by or in the nature of a decline or reduction in the economic value to Buyer of any Transaction, such decline or reduction shall be determined by reference or comparison to the assumptions used in the Pricing Files.

            "Miscellaneous Assets" means all of Ford Credit's right, title and interest in, to and under the L-1011 Contracts and all of USL Capital's right, title and interest (i) in and to the capital stock of TCUI, and (ii) the personal computers and calculators owned by USL Capital and used exclusively by the Transferred Employees.

            "Miscellaneous Assets Purchase Price" means, at any date, $1,572,000 plus the amount, if any, by which the cash held (other than for the account of others) by TCUI as of such date is in excess of $1.4 million or minus the amount, if any, by which the cash held (other than for the account of others) by TCUI as of such date is less than $1.4 million.

            "Non-Recourse Debt" is defined in Section 4.3(f).

            "Order" means any decree, injunction, judgment, award, order, ruling, assessment or writ.

            "Other Agreed Adjustments" is defined in Section 2.5(b).

            "Permit" means any license, permit, franchise, certificate of authority or occupancy, consent, authorization, right or order, or any waiver or exemption of or from any of the foregoing, required to be issued by any Governmental Entity.

            "Permitted Encumbrance" means any Encumbrance that:

            (i) is a lien of a landlord, carrier, warehouseman, mechanic, materialman, or any other statutory lien arising in the ordinary course of business;

            (ii) is a lien for Taxes being contested in good faith or not yet due;

            (iii) arises, or is expressly permitted, by the terms of any applicable Transaction Document; or

            (iv) does not materially detract from the value of the encumbered property or materially detract from or interfere with the use of the encumbered property in the ordinary course of business;

provided, however, that no Encumbrance with respect to any Purchased Asset or interest therein shall be a Permitted Encumbrance to the extent it is prohibited by the terms of any Transaction Document relating thereto.

            "Person" means an association, a corporation, a limited liability company, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

            "Premium Percentage" is defined in Section 2.10(a).

            "Pricing Files" is defined in Section 3.7(a).

            "Purchase Price" is defined in Section 2.3.

            "Purchased Assets" means:

            (i) the Stock, together with the charter documents, franchises, corporate seals, minute books, stock books and other corporate records relating to the corporate organization and capitalization of the Subsidiaries;

            (ii) all right, title and interest of Sellers and the Selling Subsidiaries in, to and under the Assumed Contracts and other Transaction Documents, including, but not limited to, any interest of Sellers or the Selling Subsidiaries in any Transaction Owner Trust and any Transaction Partnership;

            (iii) the Aircraft, together with all available logbooks and other records pertaining to the Aircraft, all appliances, instruments and accessories thereto and any rights as to warranty or indemnity from any prior sellers, suppliers, manufacturers, transporters or installers in effect, if any, to the extent such rights are assignable;

            (iv) the Airlease Purchased Assets;

            (v) the personal computers and calculators owned by USL Capital and used exclusively by the Transferred Employees;

            (vi) all sales data, customer lists, information relating to customers, suppliers' names, mailing lists, and advertising matter, if any, relating to the Business;

            (vii) any security deposits or maintenance reserves held by Seller or any Selling Subsidiary in connection with any Transaction; and

            (viii) the Books and Records.

            "Railcar Financing Contracts" means those Contracts listed on
Schedule 1.2(h).

            "Reserves Adjustment Amount" means, for any Transaction at any date, the product of (i) $8,000,000 (i.e., $13,300,000 in reserves, minus related deferred tax assets of $5,300,000) and (ii) a fraction the numerator of which is the Base Price for such Transaction at such date (increased, with respect to any Affordable Housing Transaction, by the amount of capital contributions with respect thereto that are assumed to be made following the Closing in the calculation of the Base Price therefor) and the denominator of which is $1,784,890,198. If, following the later of the last Closing held hereunder and the last "Closing" under the Concurrent Asset Purchase Agreement, Sellers and the Selling Subsidiaries shall have sold to Buyer assets having an aggregate price as shown on the September 1 Statement of Aggregate Net Present Value (as it shall be amended from time to time to reflect the addition of any new assets or transactions in which a Seller has acquired an interest in accordance with the provisions of Section 6.2) in excess of $1,784,890,198, Buyer shall pay to Seller the amount by which the Closing Date Aggregate Adjusted Cash Price for each Closing Date was higher than it would have been had the denominator in the fraction specified in the preceding sentence at such Closing Dates been $1,784,890,198 plus the additional aggregate price as shown on the September 1 Statement of Aggregate Net Present Value for such additional assets, together with interest thereon from the pertinent Closing Dates at the Agreed Rate. For all purposes of this definition, references to the transfer of Purchased Assets from either Seller to Buyer shall be deemed to also refer to and include transfers of "Purchased Assets" (as defined in the Concurrent Asset Purchase Agreement) from USL Capital to SPLC and references to the September 1 Statement of Aggregate Net Present Value shall be deemed to also refer to and include the "September 1 Statement of Aggregate Net Present Value" as defined in the Concurrent Asset Purchase Agreement.

            "Reserves Adjusted Base Price" means, for any Transaction at any date, the Base Price for such Transaction at such date minus the Reserves Adjustment Amount for such Transaction at such date.

            "Restricted Period" is defined in Section 7.4(a).

            "Restrictive Covenants" is defined in Section 7.4(c).

            "SEC" means the Securities and Exchange Commission.

            "Second Target Closing Date" means September 20, 1996.

            "Section 338 Election" is defined in Section 13.2.

            "Section 708 Tax Loss" means any loss of Tax benefits, or any Tax cost incurred by Buyer attributable to a breach of or inaccuracy in Section 4.12(e), it being understood and agreed that any such loss shall be determined by reference to the extent to which such benefits are less than (or such costs are greater than) those assumed for the pertinent Transaction in the Pricing Files for such Transaction, taking into account the impact of such breach or inaccuracy (positive or negative) in each year.

            "Section 754 Tax Loss" means any loss of Tax benefits or any Tax cost incurred by Buyer attributable to a breach of or inaccuracy in the first sentence of Section 4.12(h) or a breach of the last sentence of Section 13.2, it being understood and agreed that any such loss shall be determined by reference to the extent to which such benefits are less than (or such costs are greater than) those assumed for the pertinent Transaction in the Pricing Files for such Transaction, taking into account the impact of such breach or inaccuracy (positive or negative) in each year.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Sellers" means Ford Credit and USL Capital; "Seller" means one or the other of them as the context and the provisions of Section 1.1(d) require.

            "Seller Calculations" is defined in Section 2.5(a).

            "Seller Required Consents" is defined in Section 4.6.

            "Sellers' Closing Date Notice" is defined in Section 2.4(a).

            "Selling Subsidiaries" means each of AMSI, USAH, FSC Four Partnership, a Delaware general partnership, FSC Five Partnership, a Delaware general partnership, Riverdale International Sales, Inc., a St. Thomas corporation, and

Transportation and Industrial Financing I, Inc., a Delaware corporation.

            "Separate Pool Assets" means the Transactions listed as Items 4 (Airbus 1), 10 (Airbus 3), 11 (Alaska 1), 12 (Alaska 2), 33 (United 4A) and 34 (USAir 767) on Schedule 1.2(i).

            "September 1 Statement of Aggregate Net Present Value" means the Statement of Aggregate Net Present Value as of September 1, 1996 set forth as Exhibit A.

            "September 5 Statement of Aggregate Net Present Value" means the Statement of Aggregate Net Present Value as of the Initial Target Closing Date set forth as Exhibit B.

            "September 20 Statement of Aggregate Net Present Value" means the Statement of Aggregate Net Present Value as of September 20, 1996 set forth as Exhibit C.

            "Services Agreement" means a Services Agreement to be entered into by and among Buyer and Sellers having the principal terms set forth in Exhibit E and otherwise in form and substance reasonably satisfactory to Buyer and Sellers.

            "Severance Costs Payment" is defined in Section 7.3(i).

            "Severance Plan" means each of the USL Capital Corporation Severance Pay Plan and the USL Capital Corporation Senior Management Severance Pay Plan, each as amended through June 7, 1996.

            "Specially Priced Transaction" means each of the Transaction listed on Schedule 1.2(f)(2), the Transaction listed as Item 5 on Schedule 1.2(i) and the transaction to which the document listed as Item 4 on Schedule 1.2(d) pertains.

            "Special Transaction Price" means, at any date, for any Specially Priced Transaction, the book value of such Transaction as would be shown on the financial statements of USL Capital for such date, determined in accordance with generally accepted accounting principles applied in a manner consistent with USL Capital's regular accounting practices taking into account the Revenue Procedure applicable to the allocation of tax credits from the Affordable Housing Financing Contracts where a transfer occurs other than at the beginning of a month.

            "SPLC" means Security Pacific Leasing Corporation, a Delaware corporation.

            "Stock" means all of the outstanding capital stock of the Subsidiaries (other than Airlease).

            "Subscription Agreements" means the Subscription Agreements to be entered into by Ford Credit and Holdings and by

SPLC in the form of Exhibits B and C, respectively, to the Commitment Agreement.

            "Subsequent Closing" is defined in Section 3.1.

            "Subsidiaries" means those Persons listed on Schedule 4.1(b).

            "Tax" or "Taxes" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability. Without limiting the generality of the foregoing, "Tax" or "Taxes" shall include any taxes imposed by reason of any of the Contemplated Transactions, including, but not limited to, taxes arising from the Section 338 Election.

            "Tax Assets" is defined in Section 4.12(b).

            "Taxpayers" is defined in Section 4.12(a).

            "Tax Package" is defined in Section 13.4(c).

            "Tax Partnership" is defined in Section 4.12(a).

            "Tax Return" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes any subsidiary.

            "TCUI" means Trust Company for USL, Inc., an Illinois corporation.

            "Termination Date" means February 28, 1997 or such later date as Buyer and Sellers may mutually agree in writing.

            "Trailing Closing" is defined in Section 2.4(a).

            "Trailing Closing Date Statement" is defined in Section 2.4(c).

            "Transaction" means each of the transportation and industrial financing transactions listed on Schedule 1.2(i), subject to additions thereto or deletions therefrom consistent with the provisions of Section 6.2.

            "Transaction Documents" means (i) all leases, contracts, subleases, mortgages, trust agreements, participation agreements, tax indemnity agreements, waivers, consents, document supplements and any other Contracts relating to the Transactions, and any and all exhibits or schedules thereto, and all amendments thereof and supplements thereto, and
(ii) the Airlease Transaction Contracts, and any and all exhibits or schedules thereto, and all amendments thereof and supplements thereto.

            "Transaction Owner Trust" means any owner trust in respect of which a Seller or any Subsidiary is a trustor or beneficiary in connection with any Transaction.

            "Transaction Partnership" means any partnership (other than Airlease) or limited liability company in which a Seller or any Subsidiary is a partner or member in connection with any Transaction, or in which a Seller or any Subsidiary holds a direct or indirect interest (including through other passthrough entities) in connection with any Transaction.

            "Transferred Employees" is defined in Section 7.3(a).

            "USAH" means United States Airlease Holding, Inc., a California corporation.

            "USL Capital" is defined in the preamble to this Agreement.

            "USL Capital Purchased Assets" means all Purchased Assets other than the Ford Credit Purchased Assets.

            "Vessel Financing Contracts" means those Contracts listed on
Schedule 1.2(j).

            "W&S" means Warren & Selbert Incorporated.

            "W&S Report" is defined in Section 3.7(d).

            "Weighted Average Rate Shift" means, at any date, the change in weighted average interest rates computed in accordance with the procedures set forth on Schedule 1.2(k).

                                   ARTICLE II
                         PURCHASE AND SALE OF ASSETS AND
                            ASSUMPTION OF LIABILITIES

            2.1 Purchase and Sale of Purchased Assets. Subject to the terms and conditions hereof, on the Closing Dates, (a) USL Capital shall sell, convey, assign, transfer and deliver to Buyer (or, in the case of any USL Capital Purchased Assets owned by any of the Selling Subsidiaries, shall cause to be sold, conveyed, assigned, transferred and delivered to Buyer), and Buyer shall purchase, acquire and accept from USL Capital or the applicable Selling Subsidiary, the USL Capital Purchased Assets, and (b) Ford Credit shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Ford

Credit, the Ford Credit Purchased Assets. Sellers shall not sell or transfer, and Buyer shall not acquire any rights in and to, the Excluded Assets.

            2.2 Assumption of Assumed Liabilities. Subject to the terms and conditions hereof, on the Closing Dates, Buyer shall assume, shall take subject to and shall become liable for the Assumed Liabilities. Buyer shall not assume, shall not take subject to and shall not be liable for the Excluded Liabilities.

            2.3 Purchase Price and Allocation. The total purchase price (the "Purchase Price") payable to Sellers by Buyer for the Purchased Assets shall consist of:

            (i) the assumption of the Assumed Liabilities; plus

            (ii) the sum of the Closing Date Aggregate Adjusted Cash Price for each Closing Date; minus

            (iii) the Casualty Adjustment Amounts; plus or minus

            (iv) any net amount of interest payable by Buyer to Sellers or by Sellers to Buyer, as the case may be, pursuant to Section 2.6.

            2.4   Amount Payable in Respect of Each Closing.

            (a) Not later than five business days prior to each Closing Date that is not the date of a Trailing Closing, Sellers shall prepare and deliver to Buyer a notice ("Sellers' Closing Date Notice") (i) setting forth a list of Transactions to be transferred from a Seller or a Selling Subsidiary to Buyer on such Closing Date, (ii) stating which, if any, of such Transactions Sellers propose to transfer for Tax, logistical or similar reasons at one or more Closings (each a "Trailing Closing") to be held shortly after such Closing Date,
(iii) stating whether any of such Transactions are Specially Priced Transactions and, if so, setting forth Sellers' best estimate of the Special Transaction Price for each such Specially Priced Transaction as of such Closing Date, (iv) stating whether the Miscellaneous Assets are to be transferred at such Closing Date and, if so, setting forth Sellers' best estimate of the Miscellaneous Assets Purchase Price as of such Closing Date, and (v) stating whether such Closing is an Airlease Closing, and, if so, setting forth Sellers' best estimate of the Airlease Purchase Price as of such Closing Date.

            (b) After receipt of Sellers' Closing Date Notice, but not later than three business days prior to each Closing Date that is not the date of a Trailing Closing, Buyer shall deliver to Sellers a statement of the Aggregate Net Present Value as of such Closing Date of the Transactions (other than Specially Priced Transactions) to be transferred from a Seller or a Selling Subsidiary to Buyer as of such Closing Date (or as of the date of any Trailing Closing in respect of such Closing Date) (such statement, as so prepared, being "Buyer's Statement of Closing Date Aggregate Net Present Value").

            (c) At the Initial Closing and each Subsequent Closing, and at each Trailing Closing and each Airlease Closing, Buyer shall pay to the pertinent Seller, by wire transfer of funds immediately available in the City of New York,
(i) the Aggregate Net Present Value of each Transaction transferred at such Closing that is not a Specially Priced Transaction, as such Aggregate Net Present Value was set forth on Buyer's Statement of Closing Date Aggregate Net Present Value for such Closing or, in the case of a Trailing Closing, for the Initial Closing or the Subsequent Closing to which such Trailing Closing relates, (ii) the Special Transaction Price for each Specially Priced Transaction transferred at such Closing, as such Special Transaction Price was set forth on Sellers' Closing Date Notice for such Closing, (iii) if the Miscellaneous Assets are transferred at such Closing, the Miscellaneous Assets Purchase Price as set forth on Sellers' Closing Date Notice for such Closing, and (iv) if such Closing is an Airlease Closing, the Airlease Purchase Price as set forth on Sellers' Closing Date Notice for such Closing (the amount payable at any Closing pursuant to clauses (i), (ii), (iii) and (iv) above being hereinafter referred to as the "Closing Date Payment Amount"). On or immediately following the date of each Trailing Closing, Buyer shall deliver to Sellers a statement (a "Trailing Closing Date Statement") of the Aggregate Net Present Value as of the date of such Trailing Closing of the Transactions transferred from a Seller to Buyer at such Trailing Closing.

            2.5 Procedure for Reconciliation. Buyer and Sellers shall observe the following procedures following the Initial Closing, each Subsequent Closing and each Airlease Closing:

            (a) As soon as practicable after the Closing Date, or if there have been Trailing Closings in respect thereof, after the last of such Trailing Closings, but in no event later than the later of (i) ten business days after the pertinent Initial Closing or Subsequent Closing or Airlease Closing, if applicable, or (ii) five business days after the last of such Trailing Closings, Sellers shall complete their review of Buyer's Statement of Closing Date Aggregate Net Present Value and any related Trailing Closing Date Statements, make the other calculations contemplated by clauses (ii), (iii), (iv), (v) and
(vi) of this Section 2.5(a) (collectively, the "Seller Calculations"), and advise Buyer in writing of (i) such changes to Buyer's Statement of Closing Date Aggregate Net Present Value and any related Trailing Closing Date Statements, if any, believed by Sellers to be required in accordance with the Agreed Assumptions and Methodology; provided, however, that with respect to any Transaction transferred on the Initial Target Closing Date, the Second Target Closing Date or the Alternative Target Closing Date, any changes so proposed by Sellers shall be limited to changes asserted by Sellers to be necessary to conform the amounts presented in Buyer's Statement of Closing Date Aggregate Net Present Value to the correlative amounts presented in the September 5 Statement of Aggregate Net Present Value, the September 20 Statement of Aggregate Net Present Value or the January 15 Statement of Aggregate Net Present Value, as the case may be, (ii) Sellers' calculation of the Reserves Adjustment Amount for each Transaction transferred on such Closing Date and at any Trailing Closings in respect thereof, (iii) Sellers' calculation of the Interest Rate Adjustment Amount for each Transaction transferred on such Closing Date and at any such Trailing Closings, (iv) if the Miscellaneous Assets were transferred on such Closing Date, Sellers' calculation of the Miscellaneous Assets Purchase Price as of such Closing Date, (v) if such Closing was an Airlease Closing, Sellers' calculation of the Airlease Purchase Price as of such Closing Date and (vi) if either of the Specially Priced Transactions were transferred on such Closing Date, Sellers' calculation of the pertinent Special Transaction Price as of such Closing Date. In the event Sellers do not advise Buyer within such period of any changes referred to in clause (i) above, the Aggregate Net Present Value set forth in Buyer's Statement of Closing Date Aggregate Net Present Value and any related Trailing Closing Date Statements shall be final and conclusive. In the event Sellers advise Buyer within such period of any changes referred to in clause (i) above, Sellers and Buyer shall endeavor to resolve by written agreement (the "Agreed Present Value Adjustments") any difference as to the Aggregate Net Present Value of the Transactions transferred on such Closing Date and at any Trailing Closings in respect thereof, and, in the event Buyer and Sellers so resolve any such differences, the Aggregate Net Present Value set forth in Buyer's Statement of Closing Date Aggregate Net Present Value and in any related Trailing Closing Date Statements, as adjusted by the Agreed Present Value Adjustments, shall be final and conclusive.

            (b) As soon as practicable after Buyer's receipt of the Seller Calculations, but in no event later than ten business days thereafter, Buyer shall review the Seller Calculations and advise Sellers in writing of such changes thereto, if any, believed by Buyer to be required in accordance with the terms and provisions of this Agreement. In the event that Buyer does not advise Sellers within such period of any such changes, the Seller Calculations shall be final and conclusive. In the event Buyer advises Sellers within such period of any such changes, Buyer and Sellers shall endeavor to resolve by written agreement (the "Other Agreed Adjustments") any differences as to any such calculations and, in the event Sellers and Buyer so resolve any such differences, the Seller Calculations, as adjusted by the Other Agreed Adjustments, shall be final and conclusive.

            (c) In the event any objections lodged by Sellers in accordance with
Section 2.5(a) above are not resolved by Agreed Present Value Adjustments or any objections lodged by Buyer in accordance with Section 2.5(b) above are not resolved by Other

Agreed Adjustments within ten business days after the receipt by Sellers or Buyer, as the case may be, of such objections, then Sellers and Buyer shall jointly select a national accounting firm acceptable to both Sellers and Buyer (or, if they cannot agree on such selection, they shall select a national (big-six) accounting firm by lot after eliminating the independent public accountants of Sellers, Buyer and each of their respective Affiliates) and shall direct the firm so selected (the "Accounting Firm") to conduct, as promptly as practicable, but in any event not later than ten business days after such direction, (i) in the case of a dispute relating to clause (i) of Section 2.5(a), such audit of Buyer's Statement of Closing Date Aggregate Net Present Value and any related Trailing Closing Date Statements as the Accounting Firm believes to be necessary to resolve Sellers' objections (it being understood that under no circumstances shall the Accounting Firm be charged with reconsidering or conducting an audit of any elements of Buyer's Statement of Closing Date Aggregate Net Present Value or any related Trailing Closing Date Statements as to which Sellers have lodged no objection or which do not bear directly on the matters or conclusions objected to), and (ii) in the case of a dispute relating to the Seller Calculations, such review of relevant information as the Accounting Firm believes to be necessary to resolve Buyer's objections (it being understood that under no circumstances shall the Accounting Firm be charged with reconsidering or conducting a review of any elements of the Seller Calculations as to which Buyer has lodged no objection or which do not bear directly on the matters or conclusions objected to). Sellers and Buyer shall also direct the Accounting Firm to deliver, promptly following the conclusion of its audit or review, a written notice (the "Accounting Report") to each of Sellers and Buyer setting forth (x) what adjustments, if any, to Buyer's Statement of Closing Date Aggregate Net Present Value or any related Trailing Closing Date Statements the Accounting Firm believes to be required under the Agreed Assumptions and Methodology to resolve Sellers' objections, and the amount of the Aggregate Net Present Value at the pertinent Closing Date (or at the date of any related Trailing Closing) of each Transaction that is a subject of the Accounting Report after giving effect to such adjustments, and (y) what adjustments, if any, to the Seller Calculations the Accounting Firm believes to be required under the terms and provisions of this Agreement to resolve Buyer's objections, and the correct amount of each such calculation that is a subject of the Accounting Report after giving affect to such adjustments. The Accounting Report shall be final and conclusive.

            (d) The parties hereto shall make available to each other and, if applicable, the Accounting Firm, such books, records and other information (including the Books and Records and any work papers) as any of them may reasonably request to audit or review Buyer's Statement of Closing Date Aggregate Net Present Value and, if applicable, Trailing Closing Date Statements, and the Seller Calculations and prepare and review the Accounting Report hereunder; provided, however, that under no circumstances shall Sellers be required to make available to Buyer Tax Returns filed by any of their Affiliates. The fees and expenses of the Accounting Firm, if any, shall be paid one-half by Sellers and one-half by Buyer.

            (e) The term "Closing Date Aggregate Adjusted Cash Price" means, with respect to any Transactions or assets transferred from a Seller or a Selling Subsidiary to Buyer on any Closing Date, the Adjusted Cash Price of such Transactions or assets as of such Closing Date as determined pursuant to this
Section 2.5.

            2.6 Final Payment of Purchase Price. Promptly, but in any event not later than five business days, after the final determination of the Closing Date Aggregate Adjusted Cash Price for any Closing as set forth herein, (i) in the event that the Closing Date Aggregate Adjusted Cash Price for such Closing as so determined exceeds the amount theretofore paid by Buyer to Sellers in respect thereof, Buyer shall pay to Sellers by wire transfer of funds immediately available in the City of New York an amount equal to such excess plus interest thereon from the Closing Date to (but not including) the date of payment thereof at the Agreed Rate on the basis of a 365-day year, or (ii) in the event that the Closing Date Aggregate Adjusted Cash Price for such Closing as so determined is less than the amount theretofore paid by Buyer to Sellers in respect thereof, Sellers shall pay to Buyer by wire transfer of funds immediately available in the City of New York an amount equal to such excess plus interest thereon from the Closing Date to (but not including) the date of payment thereof at the Agreed Rate on the basis of a 365-day year.

            2.7 Casualty Events. In the event that, prior to the Closing at which any Transaction involving a Railcar Financing Contract or a Vessel Financing Contract is to be transferred from USL Capital to Buyer, there shall have occurred any loss, casualty or other event (a "Casualty Event") relating to any property covered as of the date hereof (without regard to unknown casualties) by any such Railcar Financing Contract or Vessel Financing Contract pursuant to which a Seller, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership has received or is entitled to receive any payment arising out of such Casualty Event, the Adjusted Cash Price of the applicable Transaction for such Closing shall be reduced by the Casualty Adjustment Amount. The "Casualty Adjustment Amount" with respect to any Casualty Event shall be an amount equal to the product of (a) the quotient resulting from dividing the original equipment cost of the property subject to the Casualty Event by the total original equipment cost of all property subject, as of the date hereof (without regard to unknown casualties), to the applicable Railcar Financing Contract or Vessel Financing Contract, multiplied by (b) the Adjusted Cash Price of the applicable Transaction as of such Closing. In the event that as of any Closing Date a Casualty Event shall have occurred but neither Buyer nor Sellers is aware of such occurrence on or prior to such

Closing Date, Sellers shall pay the Casualty Adjustment Amount with respect thereto (together with interest thereon from such Closing Date at the Agreed
Rate) to Buyer promptly, but in any event not later than 30 days, after Sellers are first advised by Buyer of the occurrence of such Casualty Event. Any insurance proceeds or other payments received by Buyer, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership relating to a Casualty Event in respect of which there has been a Casualty Adjustment Amount paid (directly or through a reduction in price) by a Seller to Buyer shall promptly be paid over to Sellers.

            2.8 Certain Airlease Matters. At the first Airlease Closing, USAH shall sell, convey, assign, transfer and deliver to Buyer the Airlease Partnership Units, and Buyer shall assume, take subject to and shall become liable for all Assumed Liabilities relating thereto. At the second Airlease Closing, USL Capital shall sell, convey, assign, transfer and deliver to Buyer all of the outstanding capital stock of AMSI and USAH.

            2.9 Transaction Costs Adjustment. Buyer and Sellers shall observe the following procedures with respect to each of the Transactions listed as Items 28 and 31 on Schedule 1.2(i):

            (a) In the event that, prior to the Closing at which such Transaction is transferred from USL Capital to Buyer, the scheduled rental payments payable by the lessee in connection therewith shall be adjusted on account of a change in the transaction costs with respect thereto, Buyer shall promptly thereafter create an updated ABC, LAS or other computer data and program file to determine the net present value of such Transaction after giving effect to such adjustment, and shall deliver the same to W&S in accordance with the provisions of Section 3.7. Such updated file shall thereafter be the Pricing File for such Transaction. Notwithstanding any provision herein to the contrary, in such event the Aggregate Net Present Value of such Transaction on the Closing Date on which such Transaction is transferred from USL Capital to Buyer shall be determined in accordance with clause (iv) of the definition of Aggregate Net Present Value.

            (b) In the event that any adjustment described in Section 2.9(a) shall be made following the Closing at which such Transaction is transferred from USL Capital to Buyer, Buyer shall promptly thereafter create an updated Pricing File for such Transaction as of such Closing and Buyer or USL Capital, as the case may be, shall promptly pay over to the other the difference between the Adjusted Cash Price as of such Closing based on such updated Pricing File and the Adjusted Cash Price actually paid in respect of such Transaction at such Closing, together with interest on such difference at the Agreed Rate.

            2.10 Affordable Housing Transactions Adjustment. Notwithstanding anything else to the contrary in this Agreement, the following provisions shall apply with respect to each of the

Transactions listed as Items 1 through 6 on Schedule 1.2(i) (the "Affordable Housing Transactions"):

            (a) Purchase Price Adjustment As Of Closings. Within 90 days after the close of each fiscal year of USL Capital in which a Closing Date occurs, Buyer shall give notice to USL Capital of the Closing Adjustment (as hereinafter defined) with respect to each Affordable Housing Transaction transferred at a Closing during such fiscal year. The "Closing Adjustment" for any Transaction shall be determined by first determining the actual benefits received by USL Capital in respect of such Transaction through the pertinent Closing Date from
(i) low income housing credits, (ii) taxable losses, and (iii) distributions or other payments (including payments under guarantee arrangements) and then recalculating the Base Price for such Transaction utilizing such actual benefits in lieu of the assumed benefits previously utilized in determining such Base Price. The "Closing Adjustment" shall be the difference between the Base Price as so recalculated and the Base Price as originally calculated as of the pertinent Closing Date. For purposes of this determination, benefits shall be taken into account if they are legally allocable to or claimable by USL Capital, whether or not such benefits have actually been claimed or utilized by USL Capital and shall be determined as provided in the pertinent Transaction Documents consistent with the original determination of the Base Price regardless of USL Capital's actual tax rates. Buyer shall make available to USL Capital the Pricing Files for the Affordable Housing Transactions that are not Specially Priced Transactions and Seller shall make available to Buyer, at or promptly following the pertinent Closing, its assumptions in determining the Special Transaction Price for the Affordable Housing Transaction that is a Specially Priced Transaction, together with, in either case, such other information as may reasonably be necessary to permit the other party to calculate or verify such Closing Adjustment. USL Capital shall provide to Buyer on a timely basis from and after the date hereof all information that it has or receives regarding or affecting the Affordable Housing Transactions, including revised projections, and information, certified by the chief financial officer of USL Capital, regarding tax benefits and tax reporting with respect to the Affordable Housing Transactions, tax adjustments, additions or refunds with respect thereto and all other relevant materials or communications (including the information contemplated by subparagraph (c) below). Within 30 days following the date on which Buyer sends to USL Capital notice of any Closing Adjustment, USL Capital shall pay to Buyer (if the adjustment is a decrease in Base Price) or Buyer shall pay to USL Capital (if the adjustment is an increase in Base Price) the amount of such Closing Adjustment, together with interest from the date of the pertinent Closing at the Agreed Rate.

            (b) Premium Adjustment As Of Final Funding. On the date that is 60 days after the Final Funding Date (as hereinafter defined) for each Affordable Housing Transaction that is not a Specially Priced Transaction, Buyer shall give notice to USL Capital of the Premium Adjustment (as hereinafter defined) with respect to such Affordable Housing Transaction that is not a Specially Priced Transaction. The Premium Adjustment for any Affordable Housing Transaction shall be determined by calculating the difference between the actual amount of capital funded by USL Capital and Buyer with respect to such Affordable Housing Transaction and the amount of capital projected to be so funded in the July 1996 Projections relating to such Affordable Housing Transaction and then multiplying such difference by the Premium Percentage (as hereinafter defined) in respect of such Transaction. Within 30 days following the date on which Buyer sends to USL Capital notice of any Premium Adjustment, USL Capital shall pay to Buyer (if the actual capital funded is less than such projected capital) or Buyer shall pay to USL Capital (if the actual capital funded exceeds such projected capital) the amount of such Premium Adjustment, together with interest from the date of pertinent Closing at the Agreed Rate. "Final Funding Date" means the later of (i) the date on which Buyer makes its final capital contribution with respect to the pertinent Affordable Housing Transaction, either directly or by payment on a promissory note, and (ii) the last day (including extensions) on which Buyer's capital contribution may be increased or decreased pursuant to any applicable Transaction Document. "Premium Percentage" means, with respect to any Affordable Housing Transaction, a fraction, expressed as a percentage, the numerator of which is the amount by which (x) the sum of (i) the Base Price for such Transaction as determined as of the pertinent Closing plus (ii) the amount of capital projected to be funded in respect of such Transaction in the July 1996 Projections relating to such Affordable Housing Transaction and not so funded as of the pertinent Closing Date, plus (iii) the benefits assumed to have been received by USL Capital in determining such Base Price exceeds (y) the aggregate amount of capital projected to be funded by USL Capital and Buyer in respect of such Transaction in such projections, and the denominator of which is such aggregate amount of capital so projected to be so funded.

            (c) Payments Arising from Audits and Amended Returns. If, subsequent to a Closing Date pertaining to any Affordable Housing Transaction, USL Capital receives a payment, tax benefit (including without limitation tax credits and losses), tax refund or favorable adjustment to its tax liability, or is required to make a payment, suffer a tax detriment or receives an unfavorable adjustment to its tax liability, attributable in either case to or arising in either case from such Affordable Housing Transaction (all of the foregoing being a "Change") that was not taken into account in determining the Closing Adjustment for such Affordable Housing Transaction and that would affect Buyer's rights or obligations under the relevant Transaction Documents, then USL Capital shall pay to Buyer or Buyer shall pay to USL Capital, as the case may be, an amount equal to the change in the Closing Adjustment for such Affordable Housing Transaction that would have occurred if such Change had been known as of the time such Closing Adjustment was made, together with interest from the date of the pertinent Closing at the Agreed Rate.

            2.11 Certain Matters Relating to the Subsidiaries. Prior to the transfer of the capital stock of any Subsidiary from USL Capital to Buyer hereunder, (a) any payables or receivables of such Subsidiary to or from USL Capital or any of USL Capital's Affiliates arising in the ordinary course of such Subsidiary's business (other than such as may arise by or under the terms of any Transaction Document to which such Subsidiary and USL Capital or any of its Affiliates is a party) shall be paid or adjusted such that their net balance is reduced to zero and any cash or other current assets in excess of current liabilities (except for such cash or current liabilities held by TCUI) are distributed to USL Capital as of such transfer, and (b) any receivables of such Subsidiary from USL Capital or any of USL Capital's Affiliates that are occasioned by any provision of any Law or any Contract to which such Subsidiary is a party that may require such Subsidiary to maintain a specified capitalization, net worth, etc., shall either be assumed by Buyer or cancelled. Thereafter, Buyer shall arrange for such Subsidiary's satisfaction of any such requirements. Schedule 2.11 summarizes the receivables, if any, of each Subsidiary from USL Capital or any of USL Capital's Affiliates referred to in clause (b) above and the reasons USL Capital believes them to be necessary or advisable.

            2.12 Transaction Specific Adjustments. In connection with the Transactions identified as Items 36 and 37 on Schedule 1.2(i) (Miami Air/Delta
7), the parties agree that in the event that, prior to the Closing or Closings at which such Transactions are transferred from Ford Credit to Buyer, Ford Credit does not procure and deliver to Buyer a letter from Connell Leasing Co. substantially to the effect that either (a) the Contract listed as Item 10 of
Section 4.3 of the Disclosure Schedule has been terminated, or (b) Aggregate Net Proceeds (as defined therein) from such Transactions must exceed $60 million (in 1996 dollars) before Buyer will have any obligation thereunder, Ford Credit shall indemnify and hold Buyer harmless in a manner such that the economic value of such Transactions to Buyer shall not be reduced from that reflected in the Pricing Files for such Transactions by virtue of any payment Buyer shall be required to make to Connell Leasing Co. pursuant to the Contract listed as Item 10 of Section 4.3 of the Disclosure Schedule.

                                   ARTICLE III
                                    CLOSINGS

            3.1 Initial Closing; Subsequent Closings. The consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities pursuant to this Agreement shall take place at one or more Closings at the offices of O'Melveny & Myers, Embarcadero Center West, 275 Battery Street, San Francisco, California 94111-3305. The first such

Closing (the "Initial Closing") shall be held (a) on the Initial Target Closing Date, provided that the conditions specified in Articles VIII, IX and X shall have been satisfied at such date, (b) in the event that the conditions specified in Articles VIII, IX and X shall not have been satisfied by the Initial Target Closing Date, on the Second Target Closing Date, provided that the conditions specified in Articles VIII, IX and X shall have been satisfied at such date, or
(c) on such other date as Sellers and Buyer may agree; provided, however, that if the Initial Closing has not been held prior to September 27, 1996, the Initial Closing shall be held on the Alternative Target Closing Date, provided that the conditions specified in Articles VIII, IX and X shall have been satisfied at such date. Subsequent Closings (each a "Subsequent Closing"), if any, shall be held on such other dates following the Initial Closing Date as Sellers and Buyer may agree, but not later than five business days after receipt by Buyer of notice from Sellers to the effect that all necessary Approvals of third parties with respect to the transfer of Transactions to be transferred at such Closing have been obtained; provided, however, that unless Buyer shall otherwise agree, there shall be no more than four Subsequent Closings and no more than three Subsequent Closings after September 30, 1996, it being understood and acknowledged that for purposes of determining how many Subsequent Closings have been held, Subsequent Closings shall not include Trailing Closings. The consummation of the purchase and sale of the Airlease Purchased Assets and the assumption of the Assumed Liabilities relating thereto pursuant to this Agreement shall, subject to the next sentence, take place at two Closings, the first of which shall be held on the Initial Closing Date and the second of which shall be held on October 31, 1996 (each an "Airlease Closing"), provided that the conditions specified in Articles VIII, IX and X shall have been satisfied at such dates. The foregoing notwithstanding, if the Initial Closing Date is not prior to September 27, 1996, the purchase and sale of all of the Airlease Purchased Assets shall take place at a single Airlease Closing to be held simultaneously with the Initial Closing on the Alternative Target Closing Date, provided that such conditions shall have been satisfied at such date. All references herein to items to be delivered or actions to be taken at any Closing shall be deemed to contemplate, as of any Closing, only such items or actions as relate to those Transactions with respect to which required Approvals have been obtained as of the date of such Closing and which have been specified by Sellers in Sellers' notice delivered pursuant to Section 2.4(a) as to be transferred from Sellers or any Selling Subsidiary to Buyer at such Closing.

            3.2 Items to be Delivered at the Closings By Sellers. It being acknowledged and agreed among the parties that only those items specified below which relate to those Transactions to be transferred at any particular Closing shall be delivered at such Closing, at the Closings, Sellers shall deliver or cause to be delivered to Buyer:

            (a) certificates representing the Stock, properly endorsed for transfer to or accompanied by duly executed stock powers in favor of Buyer, together with the charter documents, franchises, corporate seals, minute books, stock books and other corporate records relating to the corporate organization and capitalization of the Subsidiaries;

            (b) resignations, effective as of the Closing, of all directors and officers of the Subsidiaries;

            (c) an executed Bill of Sale and Assignment substantially in the form of Exhibit F;

            (d) with respect to each Aircraft, an executed Aircraft Bill of Sale on FAA AC Form 8050-2 and all other instruments necessary to cause the FAA to issue a Certificate of Registration in the name of Buyer for such aircraft;

            (e) with respect to each Transaction, executed transfer documents, legal opinions and notices necessary to transfer the pertinent Seller's or Selling Subsidiary's interest in the Transaction Documents relating to such Transaction or, in the case of any Transaction involving a Subsidiary, executed notices giving notice of the change in control of such Subsidiary, in each case in the form required by the terms of the applicable Transaction Documents;

            (f) with respect to the Initial Closing, an executed Services Agreement;

            (g) executed certificates or other instruments of title in respect of any Purchased Asset the ownership of which is as a matter of Law evidenced by such certificate or other instrument of title;

            (h) instruments of transfer in the form customarily used in commercial transactions in the places in which the Purchased Assets which are personal property are located sufficient to transfer to Buyer such Purchased Assets not otherwise transferred to Buyer by the Bills of Sale referred to above;

            (i) such other instruments of transfer necessary or appropriate to transfer to and vest in Buyer all of the pertinent Seller's or any Selling Subsidiary's right, title and interest in, to and under the Purchased Assets;

            (j) originals, to the extent in a Seller's or any Selling Subsidiary's, as applicable, possession, or copies certified by a Seller to be true and complete, of all Assumed Contracts;

            (k) with respect to the Initial Closing, opinions of counsel to Sellers in form and substance reasonably satisfactory to Buyer;

            (l) an executed release, dated the date of the Closing, substantially in the form of Exhibit G, from each director and officer of each of the Subsidiaries (other than any of the same who is not also an employee of either Seller or any of their Affiliates);

            (m) such executed documents as Buyer may have reasonably requested in order more effectively to vest in Buyer good title to the Purchased Assets, including, but not limited to, assignments of any UCC filings (precautionary or otherwise) that name a Seller or any of Sellers' Affiliates as a secured party in connection with any Transaction and which previously has not been assigned to a lender as provided in a Transaction Document;

            (n) certificates of insurance or other evidence reasonably satisfactory to Buyer that Buyer has been substituted for the pertinent Seller or added as a loss payee and/or additional insured under each casualty and liability insurance policy carried by any lessee or other obligor in connection with any Transaction to be transferred at such Closing;

            (o) all documentation required to exempt Sellers from the withholding requirements of Section 1445 of the Code;

            (p) any other certificates or other documents referred to herein as then to be delivered by a Seller;

            (q) copies of documents evidencing that all Seller Required Consents with respect to Transactions to be transferred at such Closing have been obtained and are in full force and effect; and

            (r) a certificate of each Seller in form and substance reasonably satisfactory to Buyer, dated the date of such Closing and signed by USL Capital's Chairman and Chief Executive Officer, to the effect that, except as set forth in such certificate, there does not exist any inaccuracy in or breach of any of the representations and warranties made by a Seller herein with respect to any Transaction proposed to be transferred from a Seller or a Selling Subsidiary to Buyer on such date.

            3.3 Items to be Delivered at the Closing by Buyer. It being acknowledged and agreed among the parties that only those items specified below which relate to those Transactions to be transferred at any particular Closing shall be delivered at such Closing, at the Closings, Buyer shall deliver or cause to be delivered to Sellers:

            (a) by wire transfer of funds immediately available in the City of New York, the Closing Date Payment Amount minus any Casualty Adjustment Amount, and, with respect to the Initial Closing, the Severance Costs Payment;

            (b) an executed Assumption Agreement substantially in the form of Exhibit H;

            (c) with respect to each Aircraft, an executed Aircraft Delivery Receipt substantially in the form of Exhibit I;

            (d) with respect to each Transaction, executed transfer documents, legal opinions and notices necessary to assume the pertinent Seller's or Selling Subsidiary's obligations under the Transaction Documents relating to such Transaction or, in the case of any Transaction involving a Subsidiary, executed notices giving notice of the change in control of such Subsidiary, in each case in the form required by the terms of the applicable Transaction Documents;

            (e) with respect to the Initial Closing, an executed
      Services Agreement;

            (f) such other instruments of assumption necessary or appropriate to transfer to and evidence the assumption by Buyer of the Assumed Liabilities;

            (g) such executed documents as Sellers may have reasonably requested in order more effectively to evidence Buyer's assumption of the Assumed Liabilities;

            (h) with respect to the Initial Closing, opinions of counsel to Buyer in form and substance reasonably satisfactory to Sellers.

            (i) any other certificates or other documents referred to herein as then to be delivered by Buyer.

            3.4 Trailing Closings. Trailing Closings shall be held on dates selected by Sellers, subject to the approval of Buyer, which approval shall not be unreasonably withheld. No Trailing Closing may be held more than ten business days following the Initial Closing or Subsequent Closing to which it relates. At each Trailing Closing, there shall be delivered from Buyer to a Seller or from a Seller to Buyer, as the case may be, such of the items set forth in Sections 3.2 and 3.3 as are pertinent to the Transaction which is being transferred at such Trailing Closing.

            3.5 Removal of Books and Records; No Access to Sellers' Premises. Upon each Closing, Sellers shall make available to Buyer and Buyer shall remove from USL Capital's premises, all Books and Records relating to the Transactions transferred at such Closing, and Sellers shall cooperate with

Buyer and its representatives prior to such Closing to arrange for the same. Buyer acknowledges and agrees that, except pursuant to the preceding sentence, as provided in Section 6.1 or to the extent specific arrangements to the contrary are agreed to by Sellers, none of Buyer's representatives or any of the Transferred Employees shall be permitted access to Sellers' premises.

            3.6 Circumstances Under Which Certain Transactions May be Excluded.

            (a) Sellers and Buyer shall each promptly notify the other of any loss, casualty or other early termination relating to any Transaction and of any event, condition or circumstance of which it becomes aware subsequent to the date hereof through the Closing that has caused or would constitute an inaccuracy in or breach of any representation or warranty contained herein.

            (b) In the event that as of any Closing there shall exist any inaccuracy in or breach of any of the representations and warranties made by a Seller in Article IV with respect to any Transaction proposed to be transferred from a Seller or any Selling Subsidiary to Buyer at such Closing other than such as may result from any matters identified on Schedule 6.2, and such inaccuracy or breach has had or is reasonably expected to have a material adverse effect on the value of such Transaction to Buyer, then notwithstanding anything in Section
9.2 or elsewhere herein to the contrary, each of Buyer and the pertinent Seller or Selling Subsidiary may, at its option by written notice delivered to the other at or prior to such Closing, elect to exclude such Transaction from the Closing; provided, however, that a Seller shall have no right to so elect if Buyer shall have delivered to such Seller after Buyer's receipt of such notice from such Seller a written notice effecting Buyer's absolute and unconditional waiver of and release of Sellers from any and all rights of Buyer or any other Indemnified Party under Article XII in respect of such inaccuracy or breach. If neither Buyer nor a Seller elects to exclude such Transaction, such Transaction shall be transferred from the pertinent Seller or Selling Subsidiary to Buyer at such Closing without prejudice to Buyer's or any other Indemnified Party's rights under Article XII in respect of such inaccuracy or breach.

            (c) In the event that as of any Closing there shall have been, occurred or arisen subsequent to the date hereof any change in or event affecting any Transaction proposed to be transferred from a Seller or any Selling Subsidiary to Buyer at such Closing other than such as may result from any matters identified on Schedule 6.2 (except for any change or event affecting generally the leasing or financing industries as a whole) that has caused an inaccuracy in or breach of any of the representations and warranties made by a Seller with respect to such Transaction in Article IV, or, with respect to the representations and warranties set forth in Section 4.3(a) or

(i), there shall exist any inaccuracy in or breach thereof with respect to any Transaction proposed to be transferred from a Seller or any Selling Subsidiary to Buyer at such Closing (regardless of whether there shall have been, occurred or arisen subsequent to the date hereof any change in or event affecting such Transaction that has caused such inaccuracy or breach), but in any such event the provisions of Section 3.6(b) do not apply, the pertinent Seller or Selling Subsidiary may, at its option by written notice delivered to Buyer at or prior to such Closing, elect to exclude such Transaction from the Closing; provided, however, that a Seller or Selling Subsidiary shall have no right to so elect if Buyer shall have delivered to Sellers after Buyer's receipt of such notice from a Seller or Selling Subsidiary a written notice effecting Buyer's absolute and unconditional waiver of and release of Sellers from any and all rights of Buyer or any other Indemnified Party under Article XII in respect of such inaccuracy or breach. If Sellers do not elect to exclude such Transaction, such Transaction shall be transferred from the pertinent Seller or Selling Subsidiary to Buyer at such Closing without prejudice to Buyer's or any other Indemnified Party's rights under Article XII in respect of such inaccuracy or breach.

            (d) Buyer shall provide management services to Sellers with respect to any Transaction excluded pursuant to this Section 3.6 on the terms and conditions set forth in the Services Agreement.

            (e) The parties agree and acknowledge that in no event shall any inaccuracy in or breach of any representation or warranty made by a Seller in
Article IV with respect to any Transaction proposed to be transferred from a Seller or any Selling Subsidiary to Buyer resulting from or in connection with any event of loss or casualty to any aircraft engine (an "Engine Casualty") be deemed to have had, or be reasonably expected to have, a material adverse effect on the value of such Transaction to Buyer within the meaning of Section 3.6(b). The pertinent Seller agrees that, following the transfer to Buyer of any Transaction with respect to which an Engine Casualty has occurred, such Seller shall promptly pay over to Buyer any insurance proceeds or other payments received by Seller relating to such Engine Casualty. The parties agree to abide by the terms of the governing Transaction Documents with respect to any such Engine Casualty (as regards, e.g., rights of substitution, stipulated loss value, application of insurance proceeds, etc.). The parties further agree that, immediately following the first anniversary of the Closing at which the pertinent Transaction is transferred from a Seller or a Selling Subsidiary to Buyer, such Seller and Buyer shall together review and agree upon the amount of any Loss Buyer may have incurred as a result of the Engine Casualty (taking into account any amounts that Buyer may have received in respect thereof pursuant to the governing Transaction Documents and the provisions of this Section 3.6(e)), against which Loss such Seller shall indemnify and hold Buyer harmless in a manner such that the economic value of the Transaction to Buyer shall not be reduced as a result of the Engine Casualty.

            3.7   Pricing Files; W&S Report.

            (a) Concurrently with the execution and delivery hereof, Buyer is delivering to W&S true, correct and complete hard copies and computer readable copies of all of the ABC, LAS or other computer data and program files used by Buyer to determine the net present value of each Transaction (encompassing all data, assumptions, calculations and component factors used to determine the scheduled net after-tax cash flows and tax benefits or detriments comprising the same, including, but not limited to, such as relate to tax rates, compounding rates, residuals, scheduled rents, scheduled debt service, discount rates or yields, and depreciation) (the "Pricing Files"). Buyer shall deliver to W&S revised Pricing Files for the transactions listed as Items 29 and 30 on Schedule 1.2(i) treating such transactions as grantor trusts for purposes of determining the applicability of the mid-quarter convention under Section 168(d)(3) of the Code. W&S shall retain the Pricing Files until such time as Sellers shall have advised W&S that they may be destroyed.

            (b) On the Initial Closing Date, Buyer shall deliver to Sellers true, correct and complete hard copies and computer readable copies of all of the Pricing Files used by Buyer to determine the net present value of each Transaction (other than the Specially Priced Transactions) that is not transferred from Sellers to Buyer on the Initial Closing Date.

            (c) Buyer represents and warrants to Sellers as follows:

            (i) the information and procedures contained in the Pricing Files conform in all respects to the information and procedures applied by Buyer in the preparation of the September 1 Statement of Aggregate Net Present Value, the September 5 Statement of Aggregate Net Present Value, the September 20 Statement of Aggregate Net Present Value and the January 15 Statement of Aggregate Net Present Value; and

            (ii) the determination of the Aggregate Net Present Value, as of any date, of any Transaction or group of Transactions by application of the information and procedures contained in the Pricing Files will result in a figure which differs from the Aggregate Net Present Value of such Transaction or group of Transactions so determined as of any other date solely to the extent and because of changes attributable to the passage of time, and to events (including, but not limited to, the occurrence of tax payment dates or rent payments dates with respect to such Transactions) occurring, between such dates, and, without limiting the foregoing, for each such Transaction or group of Transactions, the application of the information and procedures contained in the Pricing Files in determining the Aggregate Net Present Value of such Transaction or group of Transactions at any date will not impose or take account of any change in residual values, discount rates or any other similar variables with respect to such Transaction or group of Transactions.

            (d) Following any Closing held on any date other than the Initial Target Closing Date, the Second Target Closing Date or the Alternative Target Closing Date, Buyer and Sellers shall, at a Seller's request, direct W&S to, as promptly as practicable, but in any event not later than ten business days after such direction, (i) perform a comparison of (A) the Aggregate Net Present Value of the Transactions transferred at such Closing as set forth in the applicable Buyer's Statement of Closing Date Aggregate Net Present Value or any related Trailing Closing Date Statements with respect to such Closing, with and to (B) the Aggregate Net Present Value of such Transactions as of the date of such Closing resulting from the application of the information and procedures contained in the applicable Pricing Files, and (ii) deliver a written notice (the "W&S Report") to each of Sellers, Buyer and the Accounting Firm, if any, setting forth what differences, if any, W&S believes to exist between the information contained in the applicable Pricing Files and the information utilized by Buyer in preparing the applicable Buyer's Statement of Closing Date Aggregate Net Present Value or any related Trailing Closing Date Statements. W&S shall base such determination on the computer readable ABC Pricing Files.

            3.8 Circumstances Under Which Interests in Certain Transactions May be Sold at Multiple Closings. Notwithstanding any provision hereof to the contrary, in the event that the sale by a Seller to Buyer at any Closing of such Seller's entire interest in any Purchased Asset that is a Tax Partnership would cause a termination thereof within the meaning of Section 708 of the Code, such Seller may, at its option by written notice delivered to Buyer not later than five business days prior to such Closing, elect to divide the sale of such interest in such Purchased Asset into two or more sales such that no such termination would be caused thereby. In such event, at such Closing the pertinent Seller shall sell and Buyer shall purchase that portion of such Seller's interest in such Tax Partnership as is designated by such Seller for a ratable portion of the Adjusted Cash Price thereof as otherwise contemplated hereby, and the parties shall negotiate in good faith to amend or supplement this Agreement such that the balance of such Seller's interests in such Tax Partnership shall be sold thereafter to Buyer for a purchase price and on other terms and conditions that give effect to the economic results intended by the parties hereunder.

            3.9 Alternative Mechanism for Transfer of L-1011 Contracts. If, prior to the Closing at which the Miscellaneous Assets are proposed to be transferred from Seller to Buyer, Buyer shall notify Seller that it would prefer to purchase and assume the L-1011 Contracts as contemplated by this Section 3.9, the L- 1011 Contracts shall not be transferred at the Closing Date on which the Miscellaneous Assets are transferred (although Buyer shall nevertheless pay the full Miscellaneous Assets Purchase Price at such Closing). In such event, the L-1011 Contracts shall be transferred and assumed by Buyer, for no additional consideration, in such manner as Buyer shall reasonably request. Without limiting the foregoing, if Buyer so requests, Seller shall cause the L-1011 Contracts to be transferred to and assumed by USAH prior to the second Airlease Closing. Alternatively, Buyer may designate a different alternative mechanism for transfer of the L-1011 Contracts, it being understood that if any such different alternative mechanism would result in greater cost or expense to Seller (including, without limitation, by way of transfer taxes or regulatory requirements), all such incremental costs shall be borne by Buyer.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

            Except as otherwise indicated or disclosed in the Disclosure Schedule, each Seller, as applicable, represents and warrants to Buyer as of the date hereof and, except to the extent that any representation or warranty is by its terms specified as being made as of the date hereof or any other date, as of the pertinent Closing Date, as follows:

            4.1   Organization and Related Matters.

            (a) Such Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Such Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement.

            (b) Schedule 4.1(b) sets forth the name and jurisdiction of organization, authorized capital, par value, and number of outstanding shares of each Subsidiary other than Airlease, and USL Capital's direct or indirect ownership interest therein. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Subsidiaries other than Airlease has all necessary corporate power and authority, and Airlease has all necessary partnership power and authority, to own its respective properties and assets and to carry on its respective businesses as now conducted and is duly qualified or licensed to do business as a foreign corporation or foreign partnership, as applicable, in good standing in all jurisdictions in which the character or the location of the assets owned or leased by it or the nature of the business conducted by it requires licensing or qualification, except where the failure to be so qualified or licensed would not have a material adverse effect on the business of the applicable Subsidiary or on the interest of any Subsidiary in any Transaction. None of the Subsidiaries owns or leases property in any jurisdiction other than its jurisdiction of incorporation or organization. Schedule 4.1(b) correctly lists the current directors and executive officers of each Subsidiary other than Airlease. No Subsidiary has any employee on its payroll who would become Buyer's employee solely by virtue of Buyer's purchase of the Stock. True, correct and complete copies of the respective charter documents of the Subsidiaries, including all amendments thereto, have been made available to Buyer. None of the Subsidiaries other than Airlease is a registered or reporting company under the Exchange Act. The minute books of each of the Subsidiaries have been made available to Buyer and contain true and complete records of all meetings and consents in lieu of meeting of the Board of Directors (and any committee thereof) of each of the Subsidiaries and of their respective stockholders. The stock books or stock ledgers of each of the Subsidiaries have been made available to Buyer and are true and complete.

            (c) Each Transaction Owner Trust and each Transaction Partnership is listed on Schedule 4.1(c) and is duly organized and validly existing. Neither such Seller nor any Subsidiary has taken part in the management of the business of any Transaction Partnership except as permitted under the terms of the applicable limited partnership agreement.

            4.2 Stock; No Undisclosed Liabilities of Subsidiaries. USL Capital owns the Stock, beneficially and of record, free and clear of any Encumbrances other than such as may arise by the terms of any Transaction Document, and the Stock is not subject to a security interest in favor of any Person. At the Closing, Buyer will acquire good and marketable title to and complete ownership of the Stock, free and clear of any Encumbrances other than such as may arise by the terms of any Transaction Document. There are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations (including, but not limited to, warrants, calls, preemptive rights, options or other agreements of any kind) to issue or grant any rights to acquire, any Equity Securities of any Subsidiary, or to restructure or recapitalize any Subsidiary. There are no outstanding Contracts of USL Capital or any Subsidiary to repurchase, redeem or otherwise acquire any Equity Securities of any Subsidiary. All outstanding Equity Securities of the Subsidiaries are duly authorized, validly issued and outstanding and are fully paid and nonassessable. None of the Subsidiaries other than Airlease has any Liabilities other than such as arise under or pursuant to any Transaction Document to which any of them is a party. Airlease has no material Liabilities except for such as are reflected or disclosed in any of the Airlease Reports, arise under or pursuant to any Transaction Document to which Airlease is a party or that were incurred subsequent to the date of the latest of the Airlease Reports in the ordinary course of Airlease's business.

            4.3   Assumed Contracts; Transaction Documents.

            (a) Schedules 1.2(a), (c)(1), (f)(1), (h) and (j) collectively set forth a true and complete list of all of the Transaction Documents and collectively separately identify, for each Transaction, (i) all of the Assumed Contracts and (ii) each Transaction Document to which any Subsidiary is a party. True and complete copies of all of the Assumed Contracts and the Transaction Documents have been made available to Buyer or its Affiliates. The parties acknowledge and agree that any exceptions to the preceding sentence identified in Exhibit 4.3A to the Disclosure Schedule (other than the documents identified in Item 1 of Schedule 6.1) shall be disregarded for purposes of Section 12.1(a) to the extent that the failure to make available to Buyer or its Affiliates prior to the date hereof any Assumed Contracts or Transaction Documents shall have prevented Buyer from discovering any term or provision of any Transaction Document identified in such Exhibit the effect of which is or has been to reduce the economic value of any Transaction to Buyer. No Subsidiary other than Airlease is a party to any Contract other than its respective charter documents or a Transaction Document.

            (b) The Transaction Documents have been duly and validly authorized, executed and delivered by the respective parties thereto, are in full force and effect, and constitute legal, valid and binding obligations of the respective parties thereto enforceable against such parties in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. Neither such Seller nor any Subsidiary, nor, to such Seller's knowledge, any other party, has taken any action or failed to take any action that would terminate, or permit the early termination or acceleration of, any obligation of any party under any of the Transaction Documents. There does not exist any material breach or default (or, to such Seller's knowledge, any event or condition that, with notice or lapse of time, or both, would constitute a material breach or default) by such Seller or any Subsidiary or, to such Seller's knowledge, by any other party under any of the Transaction Documents, and no written notice of any existing breach or default (or event or condition that, with notice or lapse of time, or both, would constitute a breach or default) has been received by such Seller or any Subsidiary. Such Seller has made available to Buyer true and complete copies of the most recent draft, letter of intent or term sheet (or if none of the foregoing exist, a reasonably detailed written summary) with respect to each transaction listed on Schedule 6.2. Assuming that the Seller Required Consents and the Buyer Required Consents are sought and obtained, no approval or consent of any Person is needed in order for the Transaction Documents to continue in full force and effect following the consummation of the Contemplated Transactions.

            (c) Except as disclosed in any Transaction Document or contained in any provision thereof, such Seller has made available to Buyer true and complete copies of all material writings or computer files in the possession of USL Capital (including, but not limited to, files containing "stipulated loss value" and "termination value" tables or their equivalent, cash flow detail and pricing runs, whether in the form of a hard copy or a diskette) relating to the financial terms and tax treatment of any Transaction, including any which have been furnished by lessees and relating to economic terms; provided, however, that there has not been made available to Buyer any Tax Return of Sellers or any of their Affiliates. Except as disclosed in any Transaction Document or contained in any provision thereof, such files, detail and pricing runs (except for such as were prepared by such Seller for Buyer or in contemplation of the sale of the Purchased Assets and the Business) were prepared by USL Capital, and are utilized by such Seller, in the ordinary course of its business. Except as disclosed in any Transaction Document or contained in any provision thereof, (i) all changes to "stipulated loss value" and "termination value" required to have been made under the terms of the Transaction Documents have been made, and (ii) such changes are accurately reflected in the cash flow detail and pricing runs made available by such Seller to Buyer. Except as disclosed in any Transaction Document or contained in any provision thereof, Schedule 4.3(c) sets forth all obligations that such Seller or any Subsidiary has or may have to provide additional funds, whether for deferred equity, lessor-paid interest, equipment upgrades or other similar purposes, in connection with any Transaction. Since July 1, 1993, none of such Seller and the Subsidiaries has made any indemnity payment pursuant to any Transaction Document, nor, except as disclosed in any Transaction Document or contained in any provision thereof, and to such Seller's knowledge, since such date has any event or condition occurred that has given rise to, or, with notice or lapse of time, or both, would give rise to, an obligation of such Seller or any Subsidiary to make any such indemnity payment.

            (d) Except as disclosed in any Transaction Document or contained in any provision thereof, and except for Permitted Encumbrances, (i) no Person other than such Seller and the Subsidiaries (and the lessee, sublessee or other obligor to the extent of its rights of use and possession including, but not limited to, any renewal rights under the applicable Transaction Document) has any interest in, or any right or claim to the proceeds of, any equipment or any other assets or properties owned or leased by such Seller, any Subsidiary, any Transaction Owner Trust and any Transaction Partnership in connection with any Transaction, including, but not limited to, through any remarketing, residual sharing, brokerage or other Contract, and (ii) there exist no Contracts obligating such Seller or any Subsidiary to enter into any such Contract in connection with any Transaction in the future.

            (e) There are no set-offs, defenses or counterclaims currently available to any Person with respect to any amounts due or to become due to such Seller, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership pursuant to any Transaction Document.

            (f) Except as disclosed in any Transaction Document or contained in any provision thereof, Schedule 4.3(f) identifies each Transaction that involves indebtedness of such Seller, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership for borrowed money that does not constitute a general obligation of such Person ("Non-Recourse Debt") and sets forth as of the dates there specified the principal amount of Non-Recourse Debt outstanding with respect to each Transaction. Except as disclosed in any Transaction Document or contained in any provision thereof, no effective financing statement (other than in respect of security for the Non-Recourse Debt) showing such Seller, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership as a debtor has been filed in any jurisdiction in connection with any Transaction.

            (g) Except as disclosed in any Transaction Document or contained in any provision thereof, Schedule 4.3(g) sets forth (i) all security or other deposits and maintenance reserves under the control of such Seller, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership that were paid to or deposited with such Person and that have not heretofore been refunded or paid pursuant to the terms of any Transaction Document, (ii) all existing escrow deposits required to be in the possession of such Seller, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership pursuant to the terms of any Transaction Document and (iii) all letters of credit securing, or guaranties of or surety bonds or keepwell agreements relating to (or assignments thereof), obligations of lessees or other obligors under any Transaction Document in favor of such Seller, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership. Except as disclosed in any Transaction Document or contained in any provision thereof, (x) none of such Seller, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership is required to contribute to any security or maintenance reserve or escrow deposit in connection with any Transaction, and (y) all security deposits, maintenance reserves and escrow deposits that any of them was or is required to assign to other parties pursuant to the Transaction Documents have been so assigned in the required amount and form. Except as disclosed in any Transaction Document or contained in any provision thereof, to such Seller's knowledge, except for guaranties by lessees or other parties pursuant to the Transaction Documents, none of the Assumed Liabilities or Liabilities of any Subsidiary is guaranteed by any other Person in connection with any Transaction.

      (h) Except as disclosed in any Transaction Document or contained in any provision thereof, none of such Seller, any

Subsidiary, any Transaction Owner Trust or any Transaction Partnership has waived or canceled any right or claim under any Transaction Document. Except as contemplated by Section 6.1(b), such Seller has made available to Buyer true and complete copies of all material Books and Records relating to the Transactions.

      (i) To the actual knowledge (without investigation or inquiry) of the persons identified on Schedule 4.3(i), those representations and warranties set forth in Sections 4.3(c), (d), (f), (g) and (h) which by their terms are qualified by information disclosed in any Transaction Document or contained in any provision thereof are true and correct without regard to such qualification.

            4.4 Title. Such Seller has good title to the Purchased Assets (except for those Purchased Assets that are owned by any Selling Subsidiary, with respect to which such Selling Subsidiary has good title), free and clear of any Encumbrances except Permitted Encumbrances. Such Seller and, with respect to the Airlease Purchased Assets and any other Purchased Assets that are owned by any Selling Subsidiary, the applicable Selling Subsidiary, has all right, power and authority to sell, convey, assign, transfer and deliver the Purchased Assets to Buyer in accordance with the terms hereof, and at the Closing, such Seller or such Selling Subsidiary shall deliver the Purchased Assets to Buyer, free and clear of any Encumbrances except for Permitted Encumbrances, in each case assuming that the Seller Required Consents and the Buyer Required Consents are sought and obtained. The Subsidiaries have good title to all assets and properties that they respectively purportedly own and such assets and properties are, and upon the Closing shall be, free and clear of any Encumbrances except Permitted Encumbrances. The Transaction Owner Trusts and the Transaction Partnerships have good title to all assets and properties that they respectively purportedly own and such assets and properties are, and upon the Closing shall be, free and clear of any Encumbrances except Permitted Encumbrances. Except for Permitted Encumbrances, each of such Seller, the applicable Selling Subsidiary, the applicable Subsidiary, the applicable Transaction Owner Trust and the applicable Transaction Partnership has a perfected first priority security interest in any equipment or other property that is subject to a secured loan, a lease intended as security or a conditional sale agreement in connection with any Transaction. Such Seller's ownership or other interest, if any, in all equipment (other than the Aircraft) that is subject to a lease, a lease intended as security or a conditional sale agreement in connection with any Transaction is held by such Seller through a Transaction Owner Trust or a Transaction Partnership. None of the Subsidiaries owns or leases any interest in real property.

            4.5   Interests in Airlease

            (a) USL Capital, through AMSI, indirectly owns a 1% general partnership interest in Airlease and USL Capital, through USAH, indirectly owns a 22.1622% limited partnership interest in Airlease, in each case free and clear of any Encumbrances except for any arising by the terms of the Airlease Partnership Agreement. All such interests have been so held by such entities at all times since October 10, 1986. AMSI, as the general partner of Airlease, has, and since the first date it became general partner at all times has had, a sufficient net worth in conformity with the requirements of Section 4.13 of the Airlease Partnership Agreement.

            (b) Since January 1, 1993, Airlease has filed with the SEC all material forms, statements, reports and documents required to be filed by it under the Securities Act, the Securities Exchange Act of 1934 and the respective rules and regulations thereunder (the "Airlease Reports"), all of which complied in all material respects with the applicable requirements thereof. True and complete copies of all of such forms, statements, reports and documents have been made available to Buyer. As of their respective dates, none of such forms, statements, reports and documents (including, but not limited to, all financial statements included therein and exhibits and schedules thereto and any documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (c) The transfer of the Airlease Purchased Assets to Buyer on the Airlease Closing Dates as contemplated hereby will not, assuming any applicable Seller Required Consents and Buyer Required Consents are sought and obtained, violate or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, or cause the termination of or give any other party the right to terminate or to accelerate any obligation of AMSI or USAH (or Buyer as the successor holder of the Airlease Purchased Assets) under, the Airlease Partnership Agreement.

            4.6 Authorization; No Conflicts. The execution, delivery and performance of this Agreement by such Seller has been duly and validly authorized by the Board of Directors of such Seller and by all other necessary corporate action on the part of such Seller and its Affiliates. This Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. Schedule 4.6 lists all Approvals and Permits required to be obtained, filed or delivered by such Seller or any

Subsidiary to consummate the Contemplated Transactions (the "Seller Required Consents"). The execution, delivery and performance of this Agreement by such Seller and the consummation of the Contemplated Transactions by such Seller and its Affiliates will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of such Seller or any Subsidiary, or, assuming the Seller Required Consents and the Buyer Required Consents are sought and obtained, (a) result in the imposition of any material Encumbrance against any Purchased Asset or any asset or property of any Subsidiary, (b) violate any Law,
(c) violate in any material respect, or constitute a material breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, or cause the termination of or give any other contracting party the right to terminate or to accelerate any obligation of such Seller or any Subsidiary under, any Assumed Contract or other Transaction Document, (d) violate any Order of any Governmental Entity against, or binding upon, such Seller or any Subsidiary or upon any Purchased Asset or any asset or property of any Subsidiary, or (e) violate or result in the revocation or suspension of any Permit held by such Seller or any Subsidiary.

            4.7 Operation Since December 31, 1995. Since December 31, 1995 to the date hereof:

            (a) There has not been, occurred or arisen any change in or event affecting the Business or the Purchased Assets (except for any change or event affecting generally the leasing or financing industries as a whole) that has had a material adverse effect on the value thereof, taken as a whole.

            (b) Except for the negotiation, execution, delivery and performance of the Transaction Documents and this Agreement, and in connection with the conduct of due diligence investigations by Buyer and other potential purchasers of the Purchased Assets and the Business, USL Capital and the Subsidiaries have conducted the Business in the ordinary course of business.

            (c) None of such Seller, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership has purchased, sold, leased, mortgaged, pledged, licensed or otherwise acquired or disposed of any properties (real or personal) or assets used in connection with the Business, or committed to do so, except as contemplated by or disclosed in any Transaction Document or in the ordinary course of business.

            (d) None of such Seller, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership has received or, to such Seller's knowledge, been entitled to receive any payment arising out of a loss of or casualty to any property covered by any Transaction Document or arising out of the early termination of any Transaction Document.

            4.8 Legal Proceedings. There is no Order or Action pending, or, to the knowledge of such Seller, threatened, against or affecting such Seller, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership or any of their respective properties or assets that individually or when aggregated with one or more other Orders or Actions has had, or, if determined adversely to the interest of such Seller, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership might reasonably be expected to have, an adverse effect on the value to Buyer of any Transaction or such Seller's ability to perform its obligations under this Agreement. Without limiting the generality of the foregoing, (i) there are no Actions pending or, to the knowledge of such Seller, threatened, arising out of or in any way related to any Collection Activities which assert that any Transaction Document or contractual provision, Collection Activity or practice of such Seller or any Subsidiary is illegal, unenforceable or otherwise invalid, and (ii) such Seller has no knowledge of any pending or current bankruptcy filing by or in respect of any lessee or other obligor that is a party to any Transaction Document to which such Seller, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership is a party. There are no Actions pending or, to the knowledge of such Seller, threatened, that would give rise to any right of indemnification on the part of any director or officer of any Subsidiary, or the heirs, executors or administrators of any such director or officer, against such Subsidiary.

            4.9 Insurance. Schedule 4.9 lists all insurance policies owned by such Seller, and all insurance policies owned, or self-insurance pools administered, by such Seller's Affiliates, under which the Purchased Assets or the Assumed Liabilities are insured. All of such insurance policies and such self-insurance arrangements, to the extent the Purchased Assets or the Assumed Liabilities are insured thereby or such Seller with respect to the Purchased Assets or the Assumed Liabilities or any Subsidiary participates therein, are in full force and effect and none of such Seller, any Subsidiary or any Affiliate of such Seller is in material default thereunder.

            4.10  Compliance with Law; Permits.

            (a) Such Seller, with respect to the Purchased Assets owned by it and the related Transactions, and the Subsidiaries (i) have conducted the Business in accordance with applicable Environmental Laws, and (ii) have conducted the Business in all material respects in accordance with all other applicable Laws. To such Seller's knowledge each Transaction Owner Trust and Transaction Partnership (x) has complied with all applicable Environmental Laws in connection with the Transactions, and (y) has complied in all material respects with all other applicable Laws in connection with the Transactions. Except as disclosed in any Transaction Document or contained in any provision thereof, neither such Seller nor any Subsidiary, any Transaction Owner Trust or any Transaction Partnership has received any notice of any violation by any Person of any applicable Law affecting any of the Transactions. To such Seller's knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents or actions which would prevent compliance with applicable Environmental Laws, or which have given rise to or which will give rise to any liability of such Seller, any Subsidiary, any Transaction Owner Trust or any Transaction Partnership under any Environmental Laws (including, but not limited to, Environmental Laws relating to the generation, use, treatment, storage, release or disposal of any Hazardous Substance), in each case in connection with the Purchased Assets or any Transaction or the ownership by any Subsidiary, any Transaction Owner Trust or any Transaction Partnership of any of its assets or properties.

            (b) Schedule 4.10 sets forth all Permits of such Seller or any Subsidiary that are necessary in connection with the conduct of the Business. All such Permits have been obtained by such Seller or a Subsidiary, as applicable, and are in full force and effect, no violations are or have been recorded in respect of any such Permits that have not been cured, and no proceeding is pending or, to the knowledge of such Seller, threatened, to revoke or limit any such Permits. No Approvals (other than the Seller Required Consents and the Buyer Required Consents) are required for any such Permits held by a Subsidiary to continue in full force and effect following the consummation of the Contemplated Transactions.

            (c) There exist no uncorrected deficiencies that have been identified by any Governmental Entity pursuant to or in connection with any regulatory examination of the business or affairs of TCUI.

            4.11 No Brokers or Finders. No agent, broker, finder, investment or commercial banker, or other Person engaged by or acting on behalf of such Seller, any Subsidiary or any of their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or otherwise in connection with the Contemplated Transactions is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or the Contemplated Transactions except for J.P. Morgan Securities Inc., as to which Sellers shall have full responsibility and none of Buyer or any Subsidiary shall have any liability.

            4.12  Taxes.

            (a) (i) All Tax Returns that are required to be filed by such Seller or any Subsidiary by or with respect to such Seller, any Subsidiary or any partnership set forth on Schedule 4.12 (collectively, the "Taxpayers") on or before the Closing

Date have been or will be duly filed, (ii) all Taxes shown as due by such Seller or any Subsidiary on the Tax Returns referred to in clause (i) have been paid or will be paid in full on or before the Closing Date, and (iii) no Subsidiary is currently a party to or has or will have any liability under any tax sharing agreement or arrangement. The parties acknowledge and agree that any exceptions to clause (ii) of the preceding sentence identified in Item 1 of Section 4.12 of the Disclosure Schedule shall be disregarded for purposes of Section 12.1(a) to the extent that Buyer shall suffer any adverse consequences resulting therefrom.
Schedule 4.12 lists each Purchased Asset which is a partnership interest for federal income tax purposes and each partnership for federal income tax purposes in which a Seller or any Subsidiary holds a direct or indirect interest (including through other passthrough entities) in connection with any Transaction (each a "Tax Partnership").

            (b) For United States federal and applicable state and local income and franchise Tax purposes, and with respect to those Taxpayers for which such Seller or any Subsidiary is required to file Tax Returns, the Person listed on
Schedule 4.12 (i) has treated itself as the owner of each asset set forth on such Schedule (the "Tax Assets") on each of its Tax Returns, (ii) is depreciating each such Tax Asset, amortizing transaction expenses related to each such Tax Asset, and deducting interest, each in the manner described on such Schedule, and (iii) is accruing income in the manner described on such Schedule. No federal, state or local tax authority has at any time proposed or asserted that any of the foregoing is not correct. No adjustments with respect to any Tax have been proposed, asserted or assessed (x) against such Seller or any Subsidiary with respect to any of the Taxpayers and relating to any Transaction or any Purchased Asset, or (y) with respect to any Tax Asset. Except as set forth in Schedule 4.12, none of such Seller and its Affiliates has at any time claimed, nor has the IRS at any time proposed or asserted in writing, that any Tax Asset is either property of a type excluded from eligibility for the modified accelerated cost recovery system of depreciation of Section 168 of the Code and Treasury Regulations thereunder or property not taken into account for purposes of determining the applicability of the mid-quarter convention under
Section 168(d)(3) of the Code and Treasury Regulations thereunder.

            (c) For United States federal and applicable state and local income Tax purposes, and with respect to those Taxpayers for which USL Capital or any Subsidiary is required to file Tax Returns, USL Capital has treated its interest in all low-income housing units and all residential real property in which USL Capital, any Subsidiary and any Tax Partnership owns an interest pursuant to the Affordable Housing Financing Contracts as "qualified low-income buildings," as defined in Section 42(c)(2) of the Code. Schedule 4.12 lists the amount of low income tax credits claimed by USL Capital or any Subsidiary with respect to such Contracts and the minimum return that Buyer would be guaranteed with respect to each such Contract by the terms of any guaranty or credit support agreement with respect thereto. In the event that the final July 1996 projections being prepared by USL Capital with respect to the Affordable Housing Transaction identified as Item 6 on Schedule 1.2(i) differ from the information with respect thereto set forth on Schedule 4.12, the Pricing Files for such Transaction shall be adjusted to take account of any such differences and appropriate modifications shall be made to the September 1 Statement of Aggregate Net Present Value, the September 5 Statement of Aggregate Net Present Value, the September 20 Statement of Aggregate Net Present Value and the January 15 Statement of Aggregate Net Present Value and elsewhere herein. With respect to each of USL Capital's and any Subsidiary's Tax Partnership interests directly or indirectly owning an interest in a Code Section 42 project, all credits received to date by USL Capital or any Subsidiary have been duly claimed and have not been subject to recapture other than as a result of the Contemplated Transactions. The July 1996 Projections are based upon information, estimates and assumptions furnished to USL Capital by representatives of the parties sponsoring or organizing the Affordable Housing Transactions. USL Capital received, processed and furnished such projections consistent with its past practice.

            (d) Sellers have delivered to Buyer true and complete copies of any filed Tax Returns of the Taxpayers that are or were required to be filed by either Seller or any Subsidiary which refer to any period of time since January 1, 1991 or, in the case of consolidated or combined Tax Returns including Persons other than the Taxpayers, the appropriate schedules or portions thereof applicable to the Taxpayers. Sellers also have delivered to Buyer true and complete copies of all schedules and work papers attached to or relating to the Tax Returns of Seller, Ford Credit and any of their Affiliates relating to the Tax Assets which refer to any period of time since January 1, 1991. The parties acknowledge and agree that any exceptions to the preceding sentence that may be identified in Section 4.12 of the Disclosure Schedule shall be disregarded for purposes of Section 12.1(a).

            (e) Neither the Section 338 Election nor the consummation of any of the Contemplated Transactions would, together with prior transfers during the 12 months preceding the pertinent Closing Date, cause a termination within the meaning of Section 708 of the Code of any Tax Partnership (other than Airlease). The parties acknowledge and agree that any exceptions to the preceding sentence that may be identified in Section 4.12 of the Disclosure Schedule shall be disregarded for purposes of Section 12.1(a). Neither Seller has received any written notice, and, to Sellers' actual knowledge, neither of them is aware, of any transfer to be consummated simultaneously with the consummation of any Contemplated Transaction or thereafter that, whether considered alone or together with such contemporaneous or prior transfers, would cause a termination within the meaning of

Section 708 of the Code of any Tax Partnership (other than Airlease).

            (f) Since July 1, 1990, none of the Sellers, any Subsidiary, any Transaction Owner Trust or any Tax Partnership has claimed or received any Tax indemnity payment pursuant to any Transaction Document. None of the Sellers, any Subsidiary, any Transaction Owner Trust or any Tax Partnership is liable to pay any amount to any Person under any Tax indemnity agreement by virtue of the receipt of any Tax indemnity payment or any unintended Tax benefit.

            (g) For United States federal income tax purposes, all Tax years of USL Capital and each Subsidiary ending on or before December 31, 1987 are closed, and, except with respect to certain refund claims not related to the Purchased Assets, all Tax years of Ford Credit ending on or before December 31, 1987 are closed. Schedule 4.12 lists those issues which relate to the Purchased Assets with respect to which the IRS has issued a notice of proposed adjustment. The IRS has examined the Tax years of such Seller and each Subsidiary for Tax years through the year ended December 31, 1991.

            (h) With respect to each Tax Partnership, as of the Closing Date on which the Transaction to which such Tax Partnership relates is transferred (directly or indirectly, including though other passthrough entities) from a Seller to Buyer, and, to such Seller's actual knowledge as of the date hereof, either (i) such Tax Partnership has an effective election under Section 754 of the Code, or (ii) a Seller has the power to cause such an election to be made effective as of such Closing Date. None of Seller, any Subsidiary, any Transaction Owner Trust, any Tax Partnership or Tax Asset is party, or is subject, to any tax benefit transfer agreement within the meaning of former
Section 168(f)(8) of the Code with respect to any Purchased Asset. The parties acknowledge and agree that any exceptions to this Section 4.12 that may be identified in Section 4.12 of the Disclosure Schedule shall be disregarded for purposes of Section 12.1(a).

            (i) None of Sellers, any Subsidiary, any Transaction Owner Trust or any Tax Partnership is party to any lease, tax indemnity agreement or refunding agreement, or any amendment to any of the foregoing, in connection with any Transaction that was dated on or before June 3, 1996 but was not executed and delivered by, and binding upon, each party thereto on or before June 3, 1996.

            (j) To Sellers' actual knowledge, none of Sellers, any Subsidiary or any Selling Subsidiary has incurred any foreign withholding, sales, use or property Tax in connection with any Transaction that has not been reimbursed by a lessee or other obligor pursuant to a Transaction Document.

            (k) FM FSC UK, Ltd. has made an election under Section 927(f) of the Code, and such election is valid and in effect.

            4.13 Bank Accounts, Powers. Schedule 4.13 lists each bank, trust company, savings institution, securities or other brokerage firm, mutual fund or other financial institution with which any Subsidiary has an account, safe deposit box or vault, the names of all Persons authorized to draw thereon or to have access thereto, and the purpose of each such account, safe deposit box or vault. No Person is authorized by proxies, powers of attorney or other instruments to act on behalf of any Subsidiary in matters concerning its business or affairs.

            4.14  Support Services; Potential Conflicts of Interest.

            (a) Except for such Seller and the Subsidiaries, none of (i) such Seller's Affiliates, (ii) any officer or director of such Seller or any of its Affiliates, (iii) any relative or spouse (or relative of such spouse) of any officer or director of such Seller or (iv) any entity controlled by one or more of the foregoing:

            (A) provides management or support services of any type to such Seller or any Subsidiary in connection with the Business;

            (B) owns, directly or indirectly, in whole or in part, any equipment or other property that such Seller or any Subsidiary owns, leases or uses in the conduct of the Business; or

            (C) has any cause of action or other claim whatsoever against, or owes any amount to, such Seller or any Subsidiary in connection with the Business.

            (b) None of such Seller or any of its Affiliates (other than Associates or any Employee Benefit Plan of such Seller or any of such Seller's Affiliates or the Subsidiaries) owns, directly or indirectly, any interest in (excepting the Airlease Purchased Assets, the Stock and interests for investment purposes in less than 5% of the outstanding Equity Securities of publicly held and traded companies), any Person which is, or is engaged in business as, a competitor, lessor, lessee (other than Ford Europe), supplier of material goods and services, distributor, sales agent or customer of such Seller or any Subsidiary in connection with the Business.

            4.15 Absence of Certain Commercial Practices. Neither such Seller nor any of its Affiliates nor any officer, director or, to such Seller's knowledge, employee of any of them, nor, to such Seller's knowledge, any Transaction Owner Trust or any Transaction Partnership, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who was, is or may be in a position to assist in connection with any Transaction or any transaction listed on Schedule 6.2 or the disposition of any asset coming off lease, or otherwise help or hinder the Business, that would reasonably be expected to subject such Seller or any Subsidiary to penalty in any private or governmental litigation or proceeding. Without limiting the generality of the foregoing, neither such Seller nor any of its Affiliates nor, to such Seller's knowledge, any Transaction Owner Trust or any Transaction Partnership, has made any illegal payment to officers or employees of any Governmental Entity, or made any illegal payment to third parties for the sharing of fees or for the rebating of charges, or engaged in any other illegal reciprocal practice, or made any illegal payment or given any other illegal consideration to purchasing agents or other representatives of third parties in respect of sales made or to be made, or services provided or to be provided, by any of the Subsidiaries, any Transaction Owner Trust or any Transaction Partnership or by such Seller as Buyer's predecessor in interest in any Transaction.

            4.16 Restrictions on Doing Business. Except as disclosed in any Transaction Document or contained in any provision thereof, the Subsidiaries, the Transaction Owner Trusts and the Transaction Partnerships are not, and upon consummation of the Contemplated Transactions will not be, party to or bound by any Contract which would restrict or limit their rights to carry on any activity in any geographical or product area or otherwise to conduct the Business as Buyer, the Subsidiaries, the Transaction Owner Trusts and the Transaction Partnerships may determine, or to solicit business from any employees of any Person. The Subsidiaries, the Transaction Owner Trusts and the Transaction Partnerships are not, and upon consummation of the Contemplated Transactions will not be, subject to any Order in relation to the Business which is not of general application to Persons carrying on a business similar to the Business, except for such as would not reasonably be expected to have a material adverse effect on the business of the applicable Subsidiary, Transaction Owner Trust or Transaction Partnership or on the interest of any of the foregoing in any Transaction.

            4.17 Disclosure. The representations and warranties made by such Seller herein, taken as a whole, do not omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading, excluding, for all such purposes, information generally known in the leasing or financing industries, information specifically disclosed or provisions contained in the Transaction Documents and information actually known to Buyer by virtue of the fact that Buyer or any of its Affiliates is or was, prior to the date hereof, an investor, lender, participant or otherwise a party to or in connection with any Transaction.

            4.18 Labor and Employment Matters. Seller has made available to Buyer true and complete copies of the Severance

Plans. In each case with respect to the Employees and the Business, (a) USL Capital is not engaged in, and has not engaged in, any unfair labor practice;
(b) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or directly affecting USL Capital; (c) no union is currently certified, and there is no union representation question and no union or, to USL Capital's knowledge, other organizational activity that would be subject to the National Labor Relations Act (29 U.S.C. 151 et seq.) exists or, to USL Capital's knowledge, is threatened with respect to USL Capital's operations; (d) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or are threatened with respect to USL Capital's operations; (e) no collective bargaining agreement exists which is binding on USL Capital; (f) within the last six months, USL Capital has not experienced any material work stoppage; and (g) USL Capital is not delinquent in any material respect in payments to any of its current or former officers, directors, employees or agents for any wages, salaries, commissions, bonuses, benefits or other compensation for any services performed by them or amounts required to be reimbursed to them which would result in a liability of or an obligation against Buyer.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Sellers as follows:

            5.1 Organization and Related Matters. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Buyer has all necessary corporate power and authority to execute, deliver and perform this Agreement.

            5.2 Authorization; No Conflicts. The execution, delivery and performance of this Agreement by Buyer has been duly and validly authorized by the Board of Directors of Buyer and by all other necessary corporate action on the part of Buyer and its Affiliates. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. Schedule 5.2 lists all Approvals and Permits required to be obtained, filed or delivered by Buyer to consummate the Contemplated Transactions (the "Buyer Required Consents"). The execution, delivery and performance of this Agreement by Buyer and the consummation of the Contemplated Transactions by Buyer and its Affiliates will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of Buyer, or, assuming the Buyer Required Consents are sought and obtained, (b) violate any Law,

(c) violate in any material respect, or constitute a material breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, or cause the termination of or give any other contracting party the right to terminate or to accelerate any obligation of Buyer under, any Contract to which Buyer is a party or by which Buyer is bound, to the extent that any of the same would have a material adverse effect on Buyer's ability to perform its obligations under this Agreement, or (d) violate any Order of any Governmental Entity against, or binding upon, Buyer.

            5.3 Legal Proceedings. There is no Order or Action pending, or to the knowledge of Buyer, threatened, against or affecting Buyer or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has had, or, if determined adversely to the interest of Buyer might reasonably be expected to have, an adverse effect on Buyer's ability to perform its obligations under this Agreement.

            5.4 No Brokers or Finders. No agent, broker, finder, investment or commercial banker, or other Person engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or otherwise in connection with the Contemplated Transactions is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or the Contemplated Transactions except for Lehman Brothers Inc., as to which Buyer shall have full responsibility and none of Sellers or any Subsidiary shall have any liability.

            5.5 Disclaimer of Certain Representations and Warranties. BUYER ACKNOWLEDGES AND AGREES THAT THE PURCHASE AND SALE OF THE PURCHASED ASSETS AND THE ASSUMPTION OF THE ASSUMED LIABILITIES HEREUNDER SHALL BE WITHOUT REPRESENTATION OR WARRANTY BY SELLERS, EXPRESS OR IMPLIED, AND BUYER SHALL UNCONDITIONALLY ACCEPT THE PURCHASED ASSETS AND THE ASSUMED LIABILITIES "AS IS, WHERE IS" AND WITH ALL FAULTS, EXCEPT AS SPECIFICALLY SET FORTH IN ARTICLE IV. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE IV ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES OF SELLERS OF ANY KIND WHATSOEVER, AND SELLERS HAVE NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE, BY VIRTUE OF HAVING TRANSFERRED THE PURCHASED ASSETS OR THE ASSUMED LIABILITIES PURSUANT TO THIS AGREEMENT OR OTHERWISE, AND SELLERS HEREBY DISCLAIM, ANY REPRESENTATION OR WARRANTY EXCEPT THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATION OR WARRANTY AS TO (A) THE CONDITION, DESIGN, VALUE, OPERATION, EXISTENCE, FREEDOM FROM ANY LATENT OR OTHER DEFECT (WHETHER OR NOT DISCOVERABLE), MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY PART OR PORTION OF THE PURCHASED ASSETS, (B) THE CREDITWORTHINESS OF ANY LESSEE OR ANY OTHER PERSON WHO MAY BE OR MAY HAVE BEEN OBLIGATED UNDER ANY OF THE ASSUMED CONTRACTS OR THE COLLECTIBILITY OF ANY AMOUNT NOW OR HEREAFTER PAYABLE UNDER ANY ASSUMED CONTRACT, AND (C) EXCEPT WITH RESPECT TO ANY MATTER

SPECIFICALLY COVERED BY SELLERS' REPRESENTATIONS AND WARRANTIES IN ARTICLE IV, ANY OTHER MATTER AS TO THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, IT BEING UNDERSTOOD THAT ALL SUCH DISCLAIMED RISKS, AS AMONG SELLERS AND BUYER, ARE TO BE BORNE SOLELY BY BUYER.

            5.6 Investment Representation. Buyer is acquiring any Purchased Assets which are securities for Buyer's own account, for investment purposes only and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

            5.7 Citizenship. Buyer is a "citizen of the United States" within the meaning of the Federal Aviation Act of 1958, as amended, as recodified in Title 49 of the United States Code and the rules and regulations of the Federal Aviation Administration thereunder (without making use of a voting trust agreement, voting powers agreement or other similar arrangement), and (b)
Section 2 of the Shipping Act, 1916, as amended, qualified to engage in the United States foreign trade and coastwise trade thereunder and entitled to document a vessel under 46 U.S.C. Section 12102.

                                   ARTICLE VI
                                INTERIM COVENANTS

            6.1   Access.

            (a) Sellers shall, and shall cause the Subsidiaries to, authorize and permit Buyer and its representatives (which term shall be deemed to include Buyer's independent accountants, investment bankers and counsel), subject to the rights of lessees, to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of their respective businesses, to all of the Books and Records and all other information with respect to the Purchased Assets, the Assumed Liabilities and the Business as Buyer may from time to time reasonably request, and to make copies of such Books and Records and other documents as Buyer considers necessary or appropriate for the purposes of familiarizing itself with the Transactions and the Transaction Documents, obtaining any necessary Approvals of or Permits for the Contemplated Transactions and conducting an evaluation of the Purchased Assets, the Assumed Liabilities and the Business, and Sellers shall request that the respective officers, employees, consultants, agents, accountants and attorneys of Sellers, their Affiliates and each Subsidiary cooperate fully with Buyer and its representatives in connection with such review and evaluation; provided, however, that under no circumstances shall Sellers be required to provide to Buyer and its representatives access to, nor shall any of them have rights to make copies of, (i) Tax Returns filed by any of their Affiliates (other than any information on any Tax Returns of Sellers and their Affiliates insofar as such information relates


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
to the Transactions), (ii) any information or materials required to be kept confidential by Law, subject to the provisions of Section 6.1(b), or (iii) any privileged attorney-client communications or attorney work-product, subject to the provisions of Section 6.1(b). Sellers shall use reasonable efforts to locate and deliver to Buyer prior to the Initial Closing Date copies of all documents identified in Item 1 of Exhibit 4.3A to the Disclosure Schedule.

            (b) Schedule 6.1 lists certain materials that have not heretofore been provided to Buyer, to which Buyer shall not be entitled access under any provision hereof (including, but not limited to, Section 6.1) and which shall not constitute part of the Books and Records. Notwithstanding anything herein to the contrary, the parties acknowledge that as of the date hereof, Buyer has not reviewed or been permitted access to any materials in Sellers' legal department files. Promptly following the date hereof, Sellers shall make inquiry of each in-house lawyer in their employ as to whether any of such legal department files contain any information or materials that are relevant to any of the Transactions, the Purchased Assets or the Assumed Liabilities, and shall promptly deliver any such information or materials that are not required to be kept confidential by Law and do not constitute privileged attorney-client communications or attorney work-product to Buyer. Upon completion of such inquiry, but in any event not later than five business days prior to the Initial Closing Date, Sellers shall provide to Buyer a description, in reasonable detail, of the character of any such information or materials that are required to be kept confidential by Law or that constitute privileged attorney-client communications or attorney work-product (none of which shall be provided or made available to Buyer or constitute part of the Books and Records).

            6.2 Conduct of Business. Sellers agree that neither of them nor any Subsidiary shall, without the prior written consent of Buyer:

            (a) conduct the Business in any manner except in the ordinary course, except as contemplated by this Agreement;

            (b) terminate or fail to renew or preserve any Permits relating to the Business;

            (c) except in connection with the exercise of any right of first refusal or right of first offer as disclosed in Schedule 4.6, with respect to Sellers, sell, transfer, mortgage, encumber or otherwise dispose of any of the Purchased Assets or the Assumed Liabilities and, with respect to any Subsidiary, sell, transfer, mortgage, encumber or otherwise dispose of any of its assets or liabilities;

            (d) except in connection with the exercise of any right of first refusal or right of first offer as disclosed in Schedule 4.6, take any action enumerated in Section 4.7(c);

            (e) acquire any interest in or enter into any transportation and industrial financing transaction not listed on Schedule 1.2(i);

            (f) amend or modify any provision of any Transaction Document;

            (g) waive in any material respect any provision of any Transaction Document; or

            (h) agree to or make any commitment to take any actions prohibited by this Section 6.2;

provided, however, that notwithstanding any of the foregoing, no such consent of Buyer shall be required to or in connection with (x) making the amendments, modifications or waivers with respect to existing Transactions specifically described on Schedule 6.2, and (y) acquiring an interest in or entering into any new transaction listed on Schedule 6.2 (except that the final form of any Contract relating thereto that would be a "Transaction Document" hereunder shall be subject to Buyer's prior written approval, which approval shall not be unreasonably withheld), it being understood that the provisions of paragraphs
(a) through (h) of this Section 6.2 shall also apply to Sellers' conduct with respect to any such new transaction listed on Schedule 6.2.

            6.3   Approvals and Permits.

            (a) Sellers and Buyer shall endeavor to obtain, and shall promptly prepare all registrations, filings, applications, requests and notices preliminary to, all Approvals and Permits identified on Schedules 4.6 and 5.2, respectively, and shall cooperate with each other in connection therewith. Subject to the provisions of Schedule 6.3, each of Buyer and Sellers shall bear the out-of-pocket costs and expenses incurred and fees paid by it in connection with obtaining such Approvals and Permits. Sellers shall use their best efforts to obtain Seller Required Consents to the transfer of as many Purchased Assets as possible on the Initial Closing Date; provided, however, that the parties acknowledge and agree that Sellers shall not be required to make any payments to third parties in order to obtain any of the Approvals or Permits identified on
Schedule 4.6 except for payments in respect of the reimbursement of expenses to the extent that any such reimbursement payments are specifically required to be made by the terms of the Transaction Documents. Buyer and its Affiliates shall execute and deliver such agreements, guaranties and letters of representation or assurance as are reasonably necessary under the terms of the Assumed Contracts or the Transaction Documents in order to obtain all Approvals required in connection with Buyer's acquisition of the


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
Purchased Assets and assumption of the Assumed Liabilities including, but not limited to, such as are described on Schedule 6.3. Notwithstanding the foregoing or any provision of any such agreement or document, the provisions hereof (and the agreements between Buyer and Sellers set forth herein) shall control and prevail over the provisions of any such agreement or document as between Buyer and such Seller, and such Seller shall be responsible for any Liabilities Buyer may assume or incur as a result thereof if and to the extent that any such Liabilities are Excluded Liabilities, and Buyer shall be responsible for any Liabilities a Seller may retain or incur as a result thereof if and to the extent that any such Liabilities are Assumed Liabilities. Sellers shall also endeavor to obtain the certificates or other evidence with respect to insurance required to be received by Buyer pursuant to Section 3.2(n), and Buyer shall cooperate with Sellers in connection therewith. Buyer further agrees that following the Initial Closing Date, and upon Seller's request, Buyer shall cause those Transferred Employees who were responsible while in the employ of USL Capital for seeking and obtaining Seller Required Consents (so long as such Transferred Employees remain in the employ of Buyer or any of its Affiliates) to continue to use their reasonable best efforts to obtain any then outstanding Seller Required Consents.

            (b) Sellers further agree that prior to the Closing, Sellers will, and USL Capital will cause the Subsidiaries to, use commercially reasonable efforts to conduct the Business in such a manner so that the representations and warranties contained in Article IV shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; provided, however, that in no event shall Sellers be required to take any action that may be necessary or advisable in order to make any representation or warranty true and correct to the extent that it is not so true and correct as of the date hereof; and provided, further, that any such action by Sellers (or the failure of Sellers to take any such action) shall not diminish the indemnification obligations of Sellers under Articles XII and XIII.

            (c) Following the Initial Closing, Buyer shall provide management services to Sellers with respect to each Transaction not transferred to Buyer at the Initial Closing on the terms and conditions set forth in the Services Agreement until the Subsequent Closing, if any, at which such Transaction is transferred to Buyer.

            6.4 Government Filings. Buyer and Sellers shall make any and all filings required under the Hart-Scott-Rodino Act and any other Law requiring filings with any Governmental Entity with respect to the transactions contemplated hereby. Sellers and Buyer shall furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of such Laws. Sellers and Buyer


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
will immediately supply to each other copies of all filings (other than draft or preliminary filings that are not operative) and all formal correspondence and communications by such party or any of its Affiliates with any Governmental Entity or members of its staff with respect to the Contemplated Transactions, except for (a) documents filed pursuant to Item 4(c) of the Hart-Scott Rodino Notification and Report Form or communications regarding the same and (b) documents in respect of which such party or any of its Affiliates shall have requested confidential treatment under the Freedom of Information Act.

            6.5 Bulk Transfer Laws. Buyer and Sellers waive compliance with any applicable bulk transfer Laws.

            6.6 Tax Indemnity Agreement. Ford Credit and Buyer and its Affiliates shall negotiate in good faith to agree to the terms, conditions and form of the Tax Indemnity Agreement referred to in Section 8.4.

                                   ARTICLE VII
                         ADDITIONAL CONTINUING COVENANTS

            7.1 Post-Closing Access. Buyer shall, and shall cause its Affiliates and each Subsidiary to, cooperate with representatives of Sellers, and shall request that the respective officers, employees, consultants, agents, accountants and attorneys of Buyer, its Affiliates and each Subsidiary cooperate fully with such representatives, to make available to Sellers and their Affiliates all financial, Tax and other information and documents, including, but not limited to, the Books and Records, reasonably required by them in connection with (a) any audit or other investigation by any taxing authority or any required reports or submissions (including any consolidated financial or statutory reporting obligations of Sellers or their Affiliates) to Governmental Entities with respect to the Purchased Assets or the Assumed Liabilities relating to any period (or portion thereof) ending on or before the Closing Date, and (b) matters relating to insurance coverage of the Purchased Assets or the Assumed Liabilities, third-party litigation, claims, proceedings and investigations relating to any period (or portion thereof) ending on or before the Closing Date or relating to any Indemnifiable Claim. Buyer shall, and shall cause each Subsidiary to, preserve such information until the earlier of (i) eight years after the Initial Closing Date and (ii) 180 days after Buyer shall have given Sellers written notice of any impending disposition and the opportunity (at Sellers' expense) to remove and retain such information. Sellers agree, upon Buyer's request, to use reasonable efforts to permit Buyer to gain access to the outside counsel engaged by Sellers in connection with their acquisition of their interests in the Transactions; provided, however, that in no event shall Sellers be required to waive any attorney-client privilege or incur any cost or liability in connection with the same. Any information obtained pursuant to this Section 7.1 or pursuant to any other


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
Section hereof providing for the sharing of information (including, but not limited to, Section 3.7(b)) shall be subject to Section 14.2.

            7.2   Insurance; Indemnity Obligations.

            (a) Sellers and their Affiliates shall maintain in effect until midnight on the night of each Closing Date all casualty and liability insurance policies listed on Schedule 4.9 (or comparable replacement policies) to the extent relating to Transactions to be transferred on such Closing Date. Effective immediately after midnight on the night of each Closing Date, all insurance coverage and self-insurance maintained by Sellers and their Affiliates other than any Subsidiary under which the Purchased Assets or the Assumed Liabilities transferred at such Closing Date are insured or self-insured, including any and all bonds or other indemnity obligations, shall be, to the extent related to such Purchased Assets and Assumed Liabilities, cancelled and terminated (except to the extent that they may not, by their terms, be so cancelled or terminated). All premium refunds paid to Sellers or their Affiliates relating to insurance covering the Purchased Assets or the Assumed Liabilities shall be the property of Sellers or their Affiliates, whether such refunds are paid on, before or after such Closing Date.

            (b) Buyer shall use all reasonable efforts to substitute, as of each Closing Date, with respect to each guaranty or other indemnity obligation of a Seller or any of Sellers' Affiliates relating to the Purchased Assets or the Assumed Liabilities transferred on such Closing Date which is listed on Schedule
7.2 and by its terms may not be terminated or cancelled, Buyer or any of its Affiliates (or such other Person as may be acceptable to the obligee thereunder) for such Sellers or Sellers' Affiliates, as the case may be, and to cause such Seller and Sellers' Affiliates to be forever released from all liability in respect thereof for events which occur after such Closing Date. To the extent that Buyer or any of its Affiliates (or such other Person as may be acceptable to the obligee) is not able to be substituted for a Seller or Seller's Affiliates, as the case may be, with respect to any such guaranty or other indemnity obligation, Buyer and such Seller shall cooperate in good faith to develop an alternative arrangement to ensure that such Seller and Sellers' Affiliates are released from or indemnified and held harmless against all liability with respect to such guaranty or other indemnity obligation with respect to events which occur after such Closing Date. Buyer shall be responsible for all Losses incurred by a Seller or any of Sellers' Affiliates or their insurers under any such guaranty or other indemnity obligation in respect of events which occur after such Closing Date, except to the extent such Losses constitute Excluded Liabilities.


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
            7.3   Employee Matters.

            (a) Within 15 days after the date hereof, Buyer shall have the opportunity to interview all Employees listed on Schedule 1.2(e). Buyer shall arrange all such interviews through Seller's Senior Vice President, Human Resources. By no later than 20 days following the date hereof, Buyer and/or any of its Affiliates shall offer employment to any Employee whom it desires, in its sole discretion, to employ effective the day after the Initial Closing Date, except that any such Employee who, at the time of the Initial Closing Date is on leave from the job will be offered employment effective on the date such Employee is able to return to work so long as such date is within six months after the Initial Closing Date. Buyer and/or its Affiliates shall use reasonable best efforts to offer such Employees "Comparable Positions" (as defined in the Severance Plan covering such Employee (as set forth on Schedule 1.2(e)). No later than 20 days following the date hereof, Buyer shall also deliver to Seller a list stating the name of each Employee to whom employment has been offered, and stating such Employee's proposed job title, duties and responsibilities, if different from those of such Employee's position with Seller, and proposed salary, target bonus and/or long-term incentive if any, and other compensation. Not later than 4 business days prior to the date designated as the Initial Closing Date in Seller's Closing Date Notice given under Section 2.4(a) above, Buyer shall deliver to Seller a further list stating the names of all Employees who have accepted offers of employment with Buyer or its Affiliate as of the day after the Initial Closing Date, and stating the job title, salary, target bonus and/or long-term incentive if any and regular compensation, and duties and responsibilities of the position accepted by each. Nothing in this Agreement shall obligate Buyer to continue beyond the day after the Initial Closing Date the employment of any Employee who accepts employment with Buyer under this
Section 7.3(a) (a "Transferred Employee") effective after the Initial Closing Date.

            (b) Subject to the terms thereof and as set forth herein, all Transferred Employees shall be eligible to participate in the employee benefit plans and other fringe benefits of Buyer on the same basis as such plans and benefits are offered to similarly situated employees of Buyer. The Transferred Employees will be credited for their length of service with USL Capital and Affiliates of USL Capital under the employee benefit and fringe benefit plans to the extent provided by Buyer to its employees, including the following: (i) health benefit plans for active and retired employees, (ii) BankAmerica 401(k) Investment and BankAmerica Pension Plans (for purposes of eligibility, vesting, and rate of prospective benefit accrual only), (iii) vacation, and (iv) severance plans; provided, however, that Buyer shall recognize a Transferred Employee's length of service with USL Capital and USL Capital's Affiliates only to the same extent USL Capital recognized such service for purposes of USL Capital's employee benefit and fringe benefit


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plans similar to those offered by Buyer. Transferred Employees shall receive credit under Buyer's health care plans for any deductibles paid by such Transferred Employee and his or her enrolled dependents for the current plan year under a health care plan maintained by USL Capital.

            (c) USL Capital shall offer each Transferred Employee the option to transfer to Buyer his or her accrued unused vacation leave as of the Initial Closing Date. Buyer shall assume and discharge USL Capital's obligation for the payment of all unused vacation leave accrued by each Transferred Employee as of the Initial Closing Date, but only if such Transferred Employee consents in writing to such assumption and discharge no later than two business days before the Initial Closing Date. In the event any Transferred Employee fails by such date to so consent, USL Capital shall make a cash payment to such Transferred Employee on account of such unused vacation as required by law. Buyer shall give credit to each such consenting Transferred Employee as of the day after the Initial Closing Date for the same number of unused vacation days or fractions thereof that he or she accrued with USL Capital as of the Initial Closing Date. USL Capital shall pay to Buyer within ten days after the Initial Closing Date an amount equal to the accrual on the books of USL Capital as of the Initial Closing Date for such unused accrued vacation days. The procedures set forth in this subsection shall be applied to any Transferred Employee on leave at the Initial Closing Date upon, and as of, the commencement of his or her employment with Buyer.

            (d) Except as provided in Section 7.3(c), USL Capital shall be responsible for payments for accrued vacation not taken by an Employee on or prior to the Initial Closing Date and for bonuses and commissions, if any, to which they are entitled as of the Initial Closing Date, including any proportional amount of any bonus determined on an annual basis. USL Capital shall retain the responsibility for payment of all wages and salaries to Employees through the Initial Closing Date. USL Capital shall also retain the responsibility for payment of all medical, dental and health claims incurred by any Employee prior to the first of the month following the Initial Closing Date, and Buyer shall not assume any liability with respect to such claims. On and after the first of the month following the Initial Closing Date, all medical, dental, health and disability claims incurred by the Transferred Employees shall be determined under Buyer's benefit plans as provided herein, except as to such claims of any Transferred Employee who was on leave on the Initial Closing Date, which claims shall be so determined upon the first of the month following the commencement of his or her employment with Buyer, and except as to claims for "Continuation Coverage" under USL Capital's group health plan. For purposes of this Section , a claim shall be deemed to have been incurred on the date on which medical or other treatment or service was rendered to such Transferred Employee and not the date of the inception of the


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
related illness or injury or the date a claim was submitted with respect thereto.

            (e) USL Capital shall be responsible for providing any Employee whose "qualifying event" within the meaning of Section 4980B(f) of the Code occurs prior to the first of the month following the Initial Closing Date (and such Employee's "qualified beneficiaries" within the meaning of Section 4980B(f) of the Code) with the continuation of group health coverage required by Section 4980B(f) of the Code ("Continuation Coverage") under the terms of the health plan maintained by USL Capital. Buyer shall be responsible for providing Continuation Coverage to any Transferred Employee (and such Transferred Employee's qualified beneficiaries) whose qualifying event occurs on or after the first of the month following the Initial Closing Date to the extent required by applicable Law.

            (f) As of the Initial Closing Date, Buyer shall credit Transferred Employees under Buyer's sickness benefit program with the number of sickness benefit days accrued under USL Capital's similar program, except in the case of any Transferred Employee who was on leave on the Initial Closing Date, who shall be so credited upon the commencement of his or her employment with Buyer.

            (g) USL Capital agrees to transfer to Buyer any records relating to withholding and payment of income and unemployment taxes (federal, state and local) and FICA taxes (including, without limitation, Forms W-4, Employee's Withholding Allowance Certificate) with respect to wages paid by USL Capital during the 1996 calendar year to all Transferred Employees.

            (h) Buyer shall pay to any Transferred Employee who becomes eligible for benefits under a Severance Plan within 366 days after the Initial Closing Date the severance pay owed to such Transferred Employee under such Severance Plan, and a net amount equal to the difference between the total premiums calculated at Buyer's active employee rate and total premiums calculated at Buyer's Continuation Coverage rate charged for health care coverage during the "Severance Period" applicable to such Employee, and shall provide outplacement service to such Transferred Employee, to the extent owed under such Severance Plan. Buyer or its Affiliate shall determine whether severance benefits under a Severance Plan are owed to any Transferred Employee. Seller will retain all other liability for benefits owing under the Severance Plans, including those owing to any Employee who is not offered employment by, or who does not accept employment with, Buyer; provided, however, that Buyer shall, within 10 business days after Seller's demand therefor, reimburse the following costs actually incurred by Seller under the Severance Plans with respect to any such Employee terminated by Seller no later than 15 days after the Initial Closing Date: (1) severance pay; (2) the cost of outplacement services; and (3) for an Employee who maintains healthcare coverage under a


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plan sponsored by Seller during his or her "Severance Period" as provided in the
Severance Plans, an amount equal to the difference between the total premiums calculated at the active employee rate for such coverage and the total premiums calculated at the Continuation Coverage rate, for such period of time; provided, further, that no such costs shall be reimbursed with respect to any Employee who is offered a "Comparable Position" or who accepts a position that is not a "Comparable Position," as defined in the Severance Plan under which such Employee is covered. Seller shall determine whether severance benefits under a Severance Plan are owed to any Employee who does not become a Transferred Employee. Except as expressly authorized by Buyer in writing, Buyer shall have no obligations under any amendments to either Severance Plan made subsequent to June 7, 1996.

            (i) At the Initial Closing, Buyer shall pay to Seller the sum of $421,000 (the "Severance Costs Payment") to defray the allocated severance costs of Seller's Central Services employees who are partially, but not primarily, allocated to the Business.

            (j) This Agreement is not intended, nor shall it be construed, to create any express or implied third-party beneficiary rights in any person, including, but not limited to, present or former employees of USL Capital, the Employees, and any beneficiaries or dependents thereof.

            (k) After the Initial Closing Date, upon the reasonable request of a Seller, Buyer shall make available to such Seller the Transferred Employees for reasonable assistance and testimony in connection with any litigation involving the Business, the Purchased Assets or the Excluded Liabilities (except to the extent that any such litigation is an Action by either Buyer or such Seller (or any of its respective Affiliates) against the other (or any of its respective Affiliates). Such reasonable assistance and testimony shall be provided without charge to such Seller; provided that such Seller shall reimburse Buyer for any out-of-pocket expenses, including salary expenses, incurred in connection with the same.

            7.4   Noncompetition.

            (a) For a period of 30 months commencing on the Initial Closing Date (the "Restricted Period"), Sellers agree not to, and agree to cause their Affiliates (other than Associates and any Employee Benefit Plan of Sellers or any of their Affiliates) not to, at any time, directly or indirectly, anywhere in the United States:

            (i) own, manage, operate or control, or be connected in any manner (including, but not limited to, as a partner, stockholder, principal, agent, trustee or consultant) with the ownership, management, operation, or control of, any Person that engages in the same or a similar type of


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
      business as the Business or engages in a business competitive with the Business (a "Competitive Business");

            (ii) engage in any activity which is the same as, similar to or in competition with the Business;

            (iii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Buyer or any Subsidiary and any then-existing customer or prospective customer, supplier, lessee or employee of Buyer or any Subsidiary, including, without limitation, the customers and suppliers of the Business prior to the Closing Date; or

            (iv) solicit employment, or cause or encourage Associates to solicit employment, for or of any employee of Buyer or any Subsidiary employed in connection with their post-Closing conduct of the Business or induce, or cause or encourage Associates to induce, any such employee to leave the employ of Buyer or any Subsidiary.

            (b) Notwithstanding anything in Section 7.4(a) to the contrary, nothing herein shall in any way restrict or limit the rights of Sellers or any of their Affiliates (i) to acquire or hold, solely as an investment not in excess of 5% of the outstanding Equity Securities of any corporation the securities of which are listed on a nationally recognized securities exchange or traded in a nationally recognized over-the-counter market (provided that neither of Sellers nor any of their Affiliates is a controlling Person of, or a member of a group which controls, such corporation, it being understood and agreed that the mere fact of acquiring or holding 5% of the outstanding Equity Securities of any Person shall not, by itself, be deemed to constitute control of such Person), (ii) to continue to carry on or enter into any business (other than the transportation and industrial financing business engaged in by Sellers; it being understood that Ford Credit shall in no event be precluded from engaging in any financings that are incidental to sales of vehicles by any of its Affiliates) in which any of them is engaged as of the date hereof, whether or not any such business is a Competitive Business (it being understood and agreed that the ownership of interests in DFO Partnership shall not be considered a Competitive Business), (iii) to continue the Business only with respect to any assets or liabilities of Sellers not transferred from Sellers to Buyer in accordance with this Agreement (including, but not limited to, any assets or liabilities excluded from any Closing pursuant to Section 3.6), and (iv) to enter into any intercompany transaction.

            (c) If Sellers or any of their Affiliates breaches, or threatens to commit a breach of, any of the provisions of this Section 7.4 (the "Restrictive Covenants"), Buyer and the Subsidiaries shall have the right and remedy, in addition to, and not in lieu of, any other rights and remedies available to Buyer and the Subsidiaries under law or in equity, to have the


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Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Buyer and the Subsidiaries and that money damages would not provide an adequate remedy to Buyer and the Subsidiaries.

            (d) Sellers acknowledge and agree that as to Sellers and their Affiliates, the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable as to Sellers or any of their Affiliates, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect as to Sellers or any of their Affiliates, without regard to the invalid portions.

            (e) If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable as to all or any of Sellers and their Affiliates because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or geographic scope of such provision, as the case may be, as to Sellers or their Affiliates, and, in its reduced form, such provision shall then be enforceable.

            (f) Buyer and each Seller and their Affiliates intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Buyer and each Seller and their Affiliates that such determination not bar or in any way affect Buyer's or any Subsidiary's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenants, as to breaches of the Restrictive Covenants in such other respective jurisdictions, the Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

            7.5 Apportionment. All payments due or expenses payable in respect of any Transaction shall be apportioned either to Sellers (and, prior to the Closing at which such Transaction is transferred from Sellers or any Selling Subsidiary to Buyer hereunder, any applicable Subsidiary) or to Buyer (and, subsequent to the Closing at which such Transaction is transferred from Sellers or any Selling Subsidiary to Buyer hereunder, any applicable Subsidiary) in a manner consistent with the Agreed Assumptions and Methodology and the pricing provisions set forth herein such that such apportionment yields the results contemplated by such provisions. Without limiting the foregoing, (a) all cash payments in respect of any Transaction that are due


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
from any lessee or other obligor prior to the Closing at which such Transaction is transferred from a Seller or any Selling Subsidiary to Buyer shall be for the account of such Seller, and all cash payments in respect of any Transaction that are due subsequent to the Closing at which such Transaction is transferred from a Seller or any Selling Subsidiary to Buyer shall be for the account of Buyer, in each instance regardless of the period in respect of which any such payment is made, and (b)(i) any distribution by Airlease (other than any such distribution deducted from the purchase price for any of the Airlease Purchased Assets in accordance with the definition of "Airlease Purchase Price" herein) received by Seller or any Subsidiary (A) made with respect to a record date after September 1, 1996 or (B) made after the date hereof in respect of any loss of or casualty to any property of Airlease shall be for the account of Buyer, and if received by Seller, shall be paid over to Buyer, and (ii) all other such distributions shall be for the account of Seller. If a Seller receives any amounts in payment of obligations owed or due to Buyer, such Seller shall promptly disclose the same to Buyer and deliver or pay such amounts over to Buyer. If Buyer receives any amounts in payment of obligations owed or due to a Seller, Buyer shall promptly disclose the same to such Seller and deliver or pay such amounts over to such Seller. Without liability to Sellers, Sellers agree to promptly deliver to Buyer any written communication received by Sellers after the Closing Date pursuant to any Transaction Document or otherwise in connection with any Transaction.

            7.6 Use of Excluded Intangible Property. Buyer acknowledges and agrees that any rights to ownership or use whatsoever with respect to any intangible property of any kind that is owned by Sellers, Ford or any Affiliate of Ford, except and to the extent that any Purchased Asset includes intangible property, shall be Excluded Assets hereunder. For the avoidance of doubt, Buyer acknowledges and agrees that the names and marks "USL," "USL Capital," "U.S. Leasing," "U.S. Fleet Leasing," "Ford," "Ford Motor Company," "Ford Motor Credit Company," the Ford "oval," etc., and any derivatives thereof, shall be Excluded Assets hereunder.

            7.7 TCUI's Consent to Certain Transfers. Upon Seller's request, Buyer shall cause TCUI to consent to Seller's transfer of its interests in the transactions to which the Contracts listed as Items 14-20 on Exhibit 4.3B to the Disclosure Schedule pertain, subject to TCUI's compliance with its obligations as set forth in any applicable provisions of such Contracts.

                                  ARTICLE VIII
                         GENERAL CONDITIONS OF PURCHASE

            The obligations of the parties to effect any Closing shall be subject to the following conditions (provided, however,


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
that the condition set forth in Section 8.3 shall only apply to the Initial Closing):

            8.1 No Orders; Legal Proceedings. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action have been instituted and remain pending by any Governmental Entity at what would otherwise be the Closing Date, which prohibits or restricts or would (if successful) prohibit or restrict the Contemplated Transactions.

            8.2 Governmental Approvals. To the extent required by applicable Law, all Buyer Required Consents and all Seller Required Consents required to be obtained from any Governmental Entity shall have been received or obtained on or prior to the pertinent Closing Date, and shall not have imposed, individually or in the aggregate, any condition or requirement that is or after the Closing Date would become applicable to Buyer or any of its Affiliates which Buyer determines, in good faith, would be burdensome in any material respect upon Buyer and its Affiliates or upon the conduct of the Business after the Closing Date, and any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated.

            8.3 Satisfaction of Conditions to Formation of DFO Partnership. All conditions precedent to the obligations of SPLC and Ford Credit under Section 2 of the Commitment Agreement (other than with respect to the occurrence of the Initial Closing) and the obligations of SPLC and Holdings under Sections 3.1,
3.2 and 3.3 of the Subscription Agreements (in the case of Sections 3.2 and 3.3 with respect to the assets to be contributed on the "Initial Contribution Date" as defined in the Subscription Agreements) shall have been duly satisfied or waived and the Commitment Agreement shall be in full force and effect.

            8.4 Tax Indemnity Agreement. With respect to the Closing at which the Transactions listed as Items 9 and 10 of Schedule 1.2(i) are proposed to be transferred from Ford Credit to Buyer, Ford Credit and SPLC shall have entered into a Tax Indemnity Agreement to protect SPLC against certain foreign use and tax exempt use Tax losses in excess of any amounts of such losses against which the lessee is obligated to indemnify SPLC, such agreement to be on terms and conditions and in a form substantially similar to such as have been agreed in connection with prior transactions between Ford and Buyer's Affiliates.

                                   ARTICLE IX
                       CONDITIONS TO OBLIGATIONS OF BUYER

            The obligations of Buyer to effect any Closing shall be subject to the following conditions, except to the extent waived in writing by Buyer:


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
            9.1 Representations and Warranties and Covenants of Sellers. The representations and warranties of Sellers herein contained shall be true at the Closing Date with the same effect as though made at such time, except for such inaccuracies as would not reasonably be expected to have a material adverse effect on the Business and the Purchased Assets, taken as a whole, Sellers shall have in all material respects performed all obligations and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Sellers shall have delivered to Buyer a certificate of Sellers in form and substance reasonably satisfactory to Buyer, dated the Closing Date and signed by the Chairman and Chief Executive Officer of USL Capital, or any of its Senior Vice Presidents, to such effect.

            9.2 No Material Adverse Change. There shall not have been, occurred or arisen any change in or event affecting the Business or the Purchased Assets that has had a material adverse effect on the value thereof, taken as a whole, subsequent to the date hereof, except for changes or events affecting generally the leasing or financing industries as a whole.

            9.3 Aggregate Depreciable Basis. With respect to any Closing to be held during the Fourth Quarter, the Aggregate Depreciable Basis of the Purchased Assets to be transferred from either Seller to Buyer at any such Closing, together with the Aggregate Depreciable Basis of the Purchased Assets theretofore transferred from Sellers to Buyer at all prior Closings held during the Fourth Quarter, shall not exceed 50% of the Aggregate Depreciable Basis of the Purchased Assets transferred from Sellers to Buyer prior to the Fourth Quarter (other than any of the same which have been transferred to DFO Partnership, destroyed or involuntarily transferred); provided, however, that without limiting the foregoing, during the last calendar week of the Fourth Quarter, the condition set forth in this Section 9.3 may also be satisfied if the Aggregate Depreciable Basis of the Purchased Assets to be transferred from either Seller to Buyer at any such Closing, together with the Aggregate Depreciable Basis of the Purchased Assets theretofore transferred from Sellers to Buyer at all prior Closings held during the Fourth Quarter, shall not exceed 55% of the Aggregate Depreciable Basis of the Purchased Assets transferred from Sellers to Buyer prior to the Fourth Quarter (other than any of the same which have been transferred to DFO Partnership, destroyed or otherwise transferred (whether voluntarily or involuntarily)). Buyer shall make any computations necessary to determine whether the condition set forth in this Section 9.3 is satisfied in good faith and based upon relevant tax authorities. Such determination by Buyer shall be final and binding on the parties hereto absent manifest error. For all purposes of this Section 9.3, references to the transfer of Purchased Assets from either Seller to Buyer shall be deemed to also refer to and include


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transfers of "Purchased Assets" (as defined in the Concurrent Asset Purchase
Agreement) from USL Capital to SPLC.

            9.4 Third-Party Approvals. With respect to the Initial Closing, Seller Required Consents and Buyer Required Consents to the transfer of Purchased Assets the Base Price of which represent not less than 50% of the total Base Price of all Purchased Assets shall have been duly obtained. With respect to Subsequent Closings, Seller Required Consents and Buyer Required Consents with respect to the transfer of the Transactions to be transferred at such Subsequent Closing shall have been duly obtained. With respect to Airlease Closings, Seller Required Consents and Buyer Required Consents with respect to the transfer of the Airlease Purchased Assets to be transferred at such Airlease Closing shall have been duly obtained.

            9.5 Certain Matters Relating to TCUI. With respect to the Closing at which the capital stock of TCUI is proposed to be transferred from USL Capital to Buyer, (a) USL Capital shall have effected an amendment to Article Four of the Articles of Incorporation of TCUI such that such Article shall no longer refer to USL Capital, USL Capital's predecessor or USL Capital's wholly owned subsidiaries, (b) USL Capital shall have duly resigned as agent for TCUI as so appointed under the Trust Agreements and Agency Agreements relating to the transactions to which the Contracts listed as Items 3-20 on Exhibit 4.3B to the Disclosure Schedule pertain and under the Trust Agreements listed on Schedule 9.5, and (c) that certain Service Agreement dated as of June 5, 1991 by and between USL Capital and TCUI shall have been duly terminated.

            9.6 Transaction Specific Conditions. With respect to the Closing of the transfer of the Transaction listed as Item 25 on Schedule 1.2(i) (Grupo Mexicano), the breach or default under the governing Transaction Documents with respect to such Transaction identified as Item 4 in Section 4.3 of the Disclosure Schedule shall have been cured (and none of Sellers or their Affiliates shall have advanced any funds, or otherwise colluded with the lessee, to effectuate such cure).

                                    ARTICLE X
                      CONDITIONS TO OBLIGATIONS OF SELLERS

            The obligations of Sellers to effect any Closing shall be subject to the following conditions, except to the extent waived in writing by Sellers:

            10.1 Representations and Warranties and Covenants of Buyer. The representations and warranties of Buyer herein contained shall be true in all material respects, taken as a whole, at the Closing Date with the same effect as though made at such time, Buyer shall have in all material respects performed all obligations and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied


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
with by it at or prior to the Closing Date, and Buyer shall have delivered to Sellers a certificate of Buyer in form and substance reasonably satisfactory to Sellers, dated the Closing Date and signed by its Chairman and Chief Executive Officer, or any of its Senior Vice Presidents, to such effect.

            10.2 Indemnity Obligations. Buyer or any of its Affiliates (or such other Person as may be acceptable to the obligee) shall have been substituted for Sellers or their Affiliates, as the case may be, with respect to each guaranty or other indemnity obligation of Sellers or any of their Affiliates relating to the Purchased Assets or the Assumed Liabilities to be transferred on such Closing Date listed on Schedule 7.2, and Sellers and their Affiliates shall have been forever released from all liability in respect thereof for events which occur after the Closing Date, except with respect to any such guaranty or other indemnity obligation as to which Buyer and Sellers shall have developed an alternative arrangement reasonably satisfactory to Sellers to ensure that Sellers and their Affiliates are released from or indemnified and held harmless against all liability in respect thereof for events which occur after the Closing Date.

            10.3 Third-Party Approvals. With respect to the Initial Closing, Seller Required Consents and Buyer Required Consents to the transfer of Purchased Assets the Base Price of which represent not less than 70% of the total Base Price of all Purchased Assets shall have been duly obtained. With respect to Subsequent Closings, Seller Required Consents and Buyer Required Consents with respect to the transfer of the Transactions to be transferred at such Subsequent Closing shall have been duly obtained. With respect to Airlease Closings, Seller Required Consents and Buyer Required Consents with respect to the transfer of the Airlease Purchased Assets to be transferred at such Airlease Closing shall have been duly obtained.

                                   ARTICLE XI
                      TERMINATION OF OBLIGATIONS; SURVIVAL

            11.1 Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement shall automatically terminate, without any notice, demand or action by any party, if the Initial Closing does not occur on or before the close of business on the Termination Date, and, if the Initial Closing has occurred prior to such date, the obligations of the parties to consummate the transactions contemplated to occur at all Subsequent Closings (and any related Trailing Closings) shall automatically so terminate if such Subsequent Closings (and any related Trailing Closings) have not occurred on or before the close of business on the Termination Date (or, in the case of any Trailing Closing, on or before the close of business on the later of (a) the Termination Date and (b) ten business days after the Subsequent Closing to which such Trailing Closing relates). This


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
Agreement otherwise may be terminated at any time before the Initial Closing as follows and in no other manner:

            (a) Mutual Consent. By mutual consent in writing of Buyer and Sellers.

            (b) Conditions to Buyer's Performance Not Met. By Buyer by written notice to Sellers if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to effect the Initial Closing as set forth in Articles VIII or IX.

            (c) Conditions to Sellers' Performance Not Met. By Sellers by written notice to Buyer if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Sellers to effect the Initial Closing as set forth in Articles VIII or X.

            (d) Material Breach. By Buyer, on the one hand, or Sellers, on the other hand, if there has been a material misrepresentation or other material breach by the other in its or their representations, warranties and covenants set forth herein; provided, however, that the breaching party shall have ten business days after receipt of notice from the other party of its intention to terminate this Agreement if such breach continues, in which to cure such breach.

            11.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement shall terminate; provided that the obligations of the parties contained in Sections 14.1, 14.2, 15.11 and 15.15 shall survive any such termination, and that a termination under Section 11.1 shall not relieve any party of any liability for any breach of, or for any misrepresentation under, this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

            11.3 Reliance Upon and Survival of Representations and Warranties.

            (a) Notwithstanding any right of Buyer and its representatives fully to review and investigate the Business, the Purchased Assets and the Assumed Liabilities, and notwithstanding any knowledge of facts determined or determinable by Buyer and its representatives pursuant to such investigation or right of investigation, Buyer shall have the right to rely fully upon the representations and warranties of Sellers contained in Article IV, subject to the exceptions specified therein, it being the intention of the parties that Buyer's review and investigation of the Business, the Purchased Assets and the Assumed Liabilities


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shall not diminish any of Sellers' representations and warranties set forth in
Article IV.

            (b) Notwithstanding the foregoing, the representations and warranties contained herein shall expire 25 and 1/2 months after the Initial Closing Date, except that (i) the representations and warranties set forth in Sections 4.3(d), 4.4 and 4.5(a) shall continue indefinitely, (ii) the representations and warranties set forth in Section 4.10(a) shall continue until 49 and 1/2 months after the Initial Closing Date, (iii) the representations and warranties set forth in Section 4.12 shall continue through the expiration of any applicable statute of limitations as the same may be extended, (iv) the representations and warranties set forth in Section 4.3(a) shall continue indefinitely to the extent that any inaccuracy therein or breach thereof shall have prevented Buyer from discovering any term or provision of any Transaction Document the effect of which is or has been to reduce the economic value of any Transaction to Buyer and (v) for purposes of claiming indemnification under
Article XII, any such representation and warranty shall survive the time at which it would otherwise expire as provided above with respect to any particular claim if written notice setting forth in reasonable detail the facts giving rise to the alleged inaccuracy or alleged breach of such representation and warranty as to such claim shall have been given by any Indemnified Party to the Indemnifying Party prior to such time.

                                   ARTICLE XII
                                 INDEMNIFICATION

            12.1 Obligations of Sellers. Subject to the provisions of Sections
11.3 and 12.4, from and after the Initial Closing, Sellers agree to indemnify and hold harmless Buyer and its present and former directors, officers, employees, Affiliates, agents and assigns from and against any and all Losses, directly or indirectly, as a result of, or based upon, arising from or otherwise in respect of:

            (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Sellers in or pursuant to this Agreement;

            (b) the Excluded Liabilities;

            (c) non-compliance with any applicable bulk transfer Laws in connection with or as a result of the transfer of the Purchased Assets and the Assumed Liabilities pursuant to this Agreement;

            (d) any breach of Law or other liability under ERISA (including Title IV thereof) or the Code in connection with the operation of, or any breach or failure to perform the terms of, any employee benefit plan or arrangement


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      maintained, sponsored, contributed to or administered by USL Capital or its ERISA Affiliates; and

            (e) any claim or action by (i) a third-party the basis for which is an alleged Loss to such third-party resulting from a termination within the meaning of Section 708 of the Code of any Tax Partnership triggered by and upon the consummation of the Contemplated Transactions, or (ii) any holder of an interest in Airlease resulting from an alleged breach of the Airlease Partnership Agreement or AMSI's fiduciary duty to Airlease caused by the consummation of the Contemplated Transactions.

            12.2 Obligations of Buyer. Subject to the provisions of Sections
11.3 and 12.4, from and after the Initial Closing, Buyer agrees to indemnify and hold harmless Sellers and their present and former directors, officers, employees, Affiliates, agents and assigns from and against any and all Losses, directly or indirectly, as a result of, or based upon, arising from or otherwise in respect of:

            (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement; and

            (b) the Assumed Liabilities.

            12.3  Procedure.

            (a) Notice. Any Indemnified Party seeking indemnification of any Loss or potential Loss shall give written notice to the Indemnifying Party from whom indemnification is sought. Written notice to the Indemnifying Party of the existence of a third party claim shall be given by the Indemnified Party within 30 days after its receipt of a written assertion of liability from the third party; provided, however, that any failure by any Indemnified Party to provide timely notice of the existence of a third party claim to the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations hereunder except and to the extent that the Indemnifying Party incurs an out-of-pocket expense or otherwise has been materially prejudiced as a direct result of such delay.

            (b) Defense. Subject to the provisions of Article XIII, the Indemnifying Party shall be entitled, at its own expense, by written notice to the Indemnified Party, to assume the defense of any Indemnifiable Claim. If the Indemnifying Party assumes the defense of any Indemnifiable Claim, it shall retain experienced counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall have the right at all times to fully participate in such defense at its own expense (unless the Indemnified Party has defenses not available


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
to the Indemnifying Party which conflict with the defenses available to the Indemnifying Party, in which event the Indemnifying Party shall pay the reasonable fees and expenses of separate counsel for the Indemnified Party) and shall cooperate, at the expense of the Indemnifying Party, in such defense and make available to the Indemnifying Party any books, records or other documents within its control that may reasonably be required for such defense, including, but not limited to, the Books and Records. If the Indemnifying Party does not assume such defense, the Indemnified Party may defend, compromise or settle the claim on behalf of and for the account and risk of the Indemnifying Party, who shall remain liable for the costs of such defense, compromise or settlement and be bound by the result. The Indemnified Party shall retain the defense and control of matters relating to income and franchise taxes of itself and its Affiliates with experienced counsel reasonably satisfactory to the Indemnifying Party and at the expense of the Indemnifying Party, but shall not settle any such matters without the consent of the Indemnifying Party (which shall not be unreasonably withheld).

            (c) Settlement Limitations. Notwithstanding anything in this Section
12.3 to the contrary, the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Indemnifiable Claim or permit a default or consent to entry of any judgment without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld) and unless the applicable third party claimant and the Indemnifying Party provide to the Indemnified Party an unqualified release from all liability in respect of the claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer and of such claimant's and the Indemnifying Party's willingness to provide to the Indemnified Party an unqualified release from all liability in respect of the claim, and the Indemnified Party declines to accept such offer within 15 days after its receipt of such notice, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Indemnifiable Claim that the Indemnifying Party shall have an obligation to pay hereunder shall be limited to the lesser of (i) the amount of the settlement offer that the Indemnified Party declined to accept or (ii) the aggregate Losses of the Indemnified Party with respect to such claim. If the Indemnifying Party makes any payment on any claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such claim, and the Indemnified Party shall pursue any claims under any applicable insurance and promptly pay over to the Indemnifying Party any insurance proceeds (up to the


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amount paid by the Indemnifying Party with respect to such claim) received by the Indemnified Party in respect of such claim.

            12.4  Mitigation; Limitations on Indemnification.

            (a) The Indemnified Party shall take reasonable steps to mitigate Losses and shall provide such evidence and documentation of the nature and extent of any Loss as may be reasonably requested by the Indemnifying Party. The obligation of the Indemnifying Party with respect to any Indemnifiable Claim shall not extend to punitive damages or unforeseen consequential damages.

            (b) Sellers shall not be required to indemnify any Indemnified Party under Section 12.1(a) (other than for breach of Section 2.6, 2.7, 2.9(b), 2.10, 2.11, 2.12, 3.6(e), 4.4, 4.5(a), 7.3, 7.4, 7.5, 14.2 or 15.11 or Article XIII or
so much of (x) the last sentence of Section 4.12(a) as relates to the status of the Transactions listed as Items 29 and 30 on Schedule 1.2(i) as grantor trusts or (y) the first sentence of Section 4.12(h) as relates to the Affordable Housing Transactions) in respect of any Indemnifiable Claim not relating to a Separate Pool Asset (or an Assumed Liability relating thereto) unless the aggregate of all amounts for which indemnity would otherwise be payable by Sellers exceeds $4 million, and, in such event, Sellers shall be responsible only for the amount in excess of $2 million. Sellers shall not be required to indemnify any Indemnified Party under Section 12.1(a) (other than for breach of Section 2.6, 2.7, 2.9(b), 2.10, 2.11, 2.12, 3.6(e), 4.4, 7.5, 14.2 or 15.11 or
Article XIII in respect of any Indemnifiable Claim relating to a Separate Pool Asset (or an Assumed Liability relating thereto) unless the aggregate of all amounts for which indemnity would otherwise be payable by Sellers exceeds $50,000, and, in such event, Sellers shall be responsible only for the amount in excess of $50,000. Buyer shall not be required to indemnify any Indemnified Party under Section 12.2(a) (other than for breach of Section 2.6, 2.9(b), 2.10, 2.11, 7.3, 7.5, 14.2 or 15.11 or Article XIII) unless the aggregate of all amounts for which indemnity would otherwise be payable by Buyer exceeds $4 million, and in such event, Buyer shall be responsible only for the amount in excess of $2 million. Sellers' indemnity obligations under Section 12.1(a) (other than for breach of Section 2.6, 2.7, 2.9(b), 2.10, 2.11, 2.12, 3.6(e),
4.4, 4.5(a), 7.4, 7.5, 14.2 or 15.11 or Article XIII) shall be limited, in the aggregate, to $750 million. Buyer's indemnity obligations under Section 12.2(a) (other than for breach of Section 2.6, 2.9(b), 2.10, 2.11, 7.5, 14.2 or 15.11 or
Article XIII) shall be limited, in the aggregate, to $750 million.

            (c) Sellers shall not be required to indemnify any Indemnified Party under Section 12.1(a) or (b) for any Loss arising under or relating to any Environmental Law unless the Loss is (i) the result of a claim or action by a third-party (including a Governmental Entity), (ii) incurred to comply with a


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requirement of applicable Environmental Law or (iii) incurred to remediate or clean up any contamination resulting from releases of Hazardous Substances to levels consistent with applicable clean-up standards of any Governmental Entity.

            (d) Sellers shall not be required to indemnify any Indemnified Party under Section 12.1(a) for any Loss resulting from a termination of a Tax Partnership under Section 708 of the Code caused by the Contemplated Transactions unless the Loss is (i) a Section 708 Tax Loss or (ii) the result of any claim or action by a third-party against the Indemnified Party.

            (e) Sellers shall not be required to indemnify any Indemnified Party under Section 12.1(a) for any Loss resulting from the failure to have in place at a pertinent Closing a Section 754 election unless the Loss is a Section 754 Tax Loss.

            12.5 Remedies Exclusive. The remedies provided for in Articles XII and XIII shall constitute the sole and exclusive remedy for any claims made after the Initial Closing for breach of this Agreement or in connection with the Contemplated Transactions, except for remedies specifically provided for in
Section 7.4, claims arising out of any breach of Section 14.2, and claims which arise out of conduct that is finally determined pursuant to the procedures set forth in Section 15.15 to constitute fraudulent misrepresentation; provided, however, that in no event shall a breach of a representation and warranty be deemed to constitute bad faith, misconduct or fraud solely by virtue of the fact that it is shown that any Person or its Affiliates or any of their respective directors, employees, officers, representatives, advisors or agents knew or should have known of the existence of information which was inconsistent with any of the representations and warranties made herein. Each party hereby waives, to the extent permitted by applicable Law, any provision of Law to the extent that it would limit or restrict the agreement contained in this Section 12.5. Notwithstanding anything to the contrary elsewhere herein, no party or its Affiliates shall seek or be liable for any punitive or unforeseen consequential damages relating to any breach or alleged breach of this Agreement.

            12.6 Price Adjustment; After-Tax Basis. Buyer and Sellers agree that any payment made under this Article XII or Section 3.6(e) or 2.12 will be treated by the parties on their Tax Returns as an adjustment to the Purchase Price, and that any payment made under this Article XII (i) in respect of federal income Taxes of Buyer (including penalties, but not interest) (other than any such Taxes treated for Tax purposes as assumed liabilities) shall be made on an After-Tax Basis, and (ii) in respect of state or local income Taxes of Buyer (including penalties, but not interest) (other than any such Taxes treated for Tax purposes as assumed liabilities) shall be made, with respect to state and local, but not federal Taxes, on an After-Tax Basis.


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
                                  ARTICLE XIII
                                   TAX MATTERS

            13.1  Allocation of Tax Liabilities; Indemnification.

            (a) Subject to the provisions of Section 13.2, Sellers shall be liable for and shall hold Buyer harmless against any liability for Taxes, including, but not limited to, liabilities for Taxes arising from the Section 338 Election, of (i) any Subsidiary for any taxable year or other taxable period that ends on or before the Closing Date and, in the case of any taxable year or other taxable period that includes the Closing Date, that part of the taxable year or other taxable period that ends at the close of the Closing Date, and
(ii) any Subsidiary that are attributable to any other corporation and that are imposed on any Subsidiary as a result of membership of such Subsidiary in a consolidated, combined or unitary group of any Person through the Closing Date.

            (b) Buyer shall be liable for and shall hold Sellers harmless against any liability for Taxes of any Subsidiary for any taxable year or other taxable period that begins after the close of the Closing Date and, in the case of any taxable year or other taxable period that includes the Closing Date, that part of the taxable year or other taxable period that begins after the close of the Closing Date.

            (c) Whenever it is necessary for purposes of this Section 13.1 to determine the liability for Taxes of any Subsidiary for a taxable year or period that begins on or before and ends after the Closing Date, the determination shall be made by assuming that the Subsidiary had a taxable year which ended at the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a time basis.

            (d) Buyer shall promptly (and in any event within 15 business days) notify Sellers in writing upon receipt by Buyer, any of its Affiliates or any Subsidiary of notice of any pending or threatened audits or assessments relating to Taxes for which Sellers would be required to indemnify Buyer pursuant to
Section 13.1(a). Sellers shall have the sole right to represent the Subsidiary's interest in any audit or administrative or court proceeding relating to any Tax that Sellers are required to indemnify pursuant to Section 13.1(a), and to employ counsel of their choice at their expense, except with respect to any Tax for any year ending after the Closing Date which audit or proceeding Buyer shall have the right to control and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Sellers shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would materially adversely affect the liability for Taxes of Buyer or any Subsidiary for any period after the Closing Date without the prior written consent of Buyer which shall not be unreasonably withheld, and shall not be necessary to the extent that Sellers have agreed in form and substance reasonably satisfactory to Buyer to indemnify Buyer against the effects of any such settlement. If Sellers elect not to assume the defense of any claim for Taxes which may be the subject of indemnification by Sellers pursuant to Section 13.1(a), Sellers shall be entitled to participate at their expense in such defense. None of Buyer or any Subsidiary may agree to settle any claim for Taxes which may be the subject of indemnification by Sellers under
Section 13.1(a) without the prior written consent of Sellers, which consent shall not be unreasonably withheld.

            (e) Sellers shall not be liable under Section 13.1(a) for any Tax the payment of which was made without Sellers' prior written consent, which may not be unreasonably withheld, or any settlements effected without the consent of Sellers, as required by Section 13.1(d).

            13.2 Tax Covenants. USL Capital and its Affiliates shall join with Buyer in making an election under Section 338(h)(10) of the Code (and comparable elections pursuant to state and local law) with respect to the purchase and sale of the stock of each Subsidiary other than Airlease except with respect to those Subsidiaries identified on Schedule 13.2(a) (such election under Section 338(h)(10) of the Code, coupled with all comparable state and local elections, being collectively referred to as the "Section 338 Election"). USL Capital represents and warrants to Buyer that USL Capital and such Subsidiaries are as of the date hereof, and will be on the Closing Date, members of a "selling consolidated group," as defined in Treasury Regulations Section 1.338(h)(10)-1(c)(3), and as such will be entitled to join with Buyer in making an election under Section 338(h)(10) of the Code for federal income tax purposes, and also will be eligible to make an election under the laws of each state in which any of them do business or own properties which are the subject of the Contemplated Transactions comparable to the election under Section 338(h)(10) of the Code. USL Capital and its Affiliates shall (a) cause an IRS Form 8023-A that has been completed in accordance with Treasury Regulations
Section 1.338(h)(10)-1 and all comparable forms required or appropriate pursuant to any relevant state law to be executed on the Closing Date on behalf of the affiliated group of corporations, for federal income tax purposes (and comparable state groups), of which the Subsidiaries are members on the Closing Date and (b) take such other action as Buyer shall reasonably request, including, but not limited to, providing Buyer with any requested information, and making available and causing appropriate Persons to take any action on behalf of USL Capital and its Affiliates, required or appropriate for the making of such Section 338 Election in accordance with Treasury Regulations Section 1.338(h)(10)-1 and Form 8023-A (and in accordance with relevant state and local law). USL Capital and its Affiliates will appropriately and timely prepare and file an IRS Form 8594 (and any other forms required by Section 338(h)(10)(C) or 1060 of the Code) reporting the sale and purchase made pursuant to this Agreement (and in accordance with relevant state and local law). Such form or forms shall be completed and filed in accordance with the Allocation. The purchase price and the modified adjusted deemed sales price (as defined in Treasury Regulations Section 1.338(h)(10)-1(f)) shall be reported by Buyer and Sellers for all Tax purposes in accordance with an allocation (the "Allocation") to be prepared by Buyer in good faith in a manner consistent with the purchase price paid hereunder for each Purchased Asset, and none of them nor any of their Affiliates shall take any position inconsistent with the Allocation in any Tax Return or in any proceeding before any taxing authority or otherwise. Buyer shall provide the Allocation to Sellers within a reasonable period of time following the Initial Closing Date. Sellers shall cause an election under Section 754 of the Code to be made as of the Closing Date with respect to each Tax Partnership with respect to which Sellers have the power to cause such an election to be made.

            13.3 Refunds. Any refunds (including interest thereon) of Taxes paid or indemnified by Sellers pursuant to Section 13.1(a) shall be for the account of Sellers. Any refunds (including interest thereon) of Taxes paid or indemnified by Buyer pursuant to Section 13.1(b) shall be for the account of Buyer. Buyer agrees to assign and promptly remit (and to cause each Subsidiary to assign and promptly remit) to Sellers all refunds (including interest thereon) of Taxes, net of Taxes (taking into account the payment required hereby), which Sellers are entitled to hereunder and which are received by Buyer or any Subsidiary or any other Affiliate of Buyer. Sellers agree to assign and promptly remit to Buyer all refunds (including interest thereon) of Taxes, net of Taxes (taking into account the payment required hereby), which Buyer is entitled to hereunder and which are received by Sellers or any of their Affiliates. Each of Buyer, on the one hand, and Sellers on the other hand, agree that, upon the reasonable request and at the sole expense of the other, it or they shall file, or cause any Subsidiary to file, a claim for refund of any Tax to which the other is entitled hereunder.

            13.4  Returns and Reports.

            (a) USL Capital shall file or cause to be filed when due all Tax Returns with respect to Taxes that are required to be filed by or with respect to each Subsidiary for taxable years or periods ending on or before the Closing Date and shall pay any Taxes shown as due on such Tax returns. Unless otherwise required, Tax Returns with respect to Taxes for taxable years ending on the Closing Date shall be prepared on a basis consistent with Treasury Regulations
Section 1.1502-76(b)(1); provided, however, that if the Closing Date falls in the middle of a month, USL Capital and Buyer may agree to allocate the tax items ratable to such month consistent with Treasury Regulations

Section 1.1502-76(b)(2)(iii). Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to each Subsidiary for taxable years or periods ending after the Closing Date and shall pay any Taxes shown as due on such Tax Returns. Buyer shall cause each Subsidiary to consent to join, for all taxable periods of the Subsidiary ending on or before the Closing Date for which the Subsidiary is eligible to do so, in any consolidated, combined or unitary Tax Returns relating to Tax which USL Capital shall request it to join.

            (b) With respect to any Tax Return with respect to Taxes that covers a period beginning before and ending after the Closing Date, a copy of such Tax Return shall be provided to Sellers within 45 days prior to the due date (including extensions) for the filing thereof, and Sellers shall have the right to approve (which approval shall not be unreasonably withheld) such Tax Return to the extent it relates to the portion of the period ending on the Closing Date. Sellers shall promptly pay to Buyer the amount of Taxes attributable to such period (as determined pursuant to Section 13.1(c) above) at the time such Tax Return is filed.

            (c) With respect to any taxable year of any Subsidiary ending after December 31, 1995 and on or prior to the Closing Date, Buyer shall promptly cause each Subsidiary to prepare and provide to Sellers a package of tax information materials (the "Tax Package"), which shall be completed in accordance with past practice including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measure of income of each Subsidiary.

            13.5 Disputes. If Buyer and Sellers cannot agree on any calculation or allocation required to be made under Section 13.1(c), 13.3, or 13.4(b), Buyer and Sellers shall jointly select a national accounting firm acceptable to both Buyer and Sellers (or, if they cannot agree on such selection, they shall select a national (big-six) accounting firm by lot after eliminating the independent public accountants of Sellers, Buyer and each of their respective Affiliates) and shall direct the firm so selected to make such calculation as promptly as practicable, but in any event not later than 30 days after such direction, and to deliver a written notice to each of Buyer and Sellers setting forth the results of such calculation. The results of such calculation as made by such firm shall be final and binding, and the fees and expenses of such firm shall be paid 50% by Buyer and 50% by Sellers.

            13.6 Price Adjustment; After-Tax Basis. Buyer and Sellers agree that any payment made under this Article XIII will be treated by the parties on their Tax Returns as an adjustment to the Purchase Price, and that any payment made under this Article XIII (i) in respect of federal income Taxes of Buyer


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
(including penalties, but not interest) (other than any such Taxes treated for Tax purposes as assumed liabilities) shall be made on an After-Tax Basis, and
(ii) in respect of state or local income Taxes of Buyer (including penalties, but not interest) (other than any such Taxes treated for Tax purposes as assumed liabilities) shall be made, with respect to state and local, but not federal Taxes, on an After-Tax Basis.

            13.7 Survival. Notwithstanding anything herein to the contrary, the provisions of this Article XIII shall survive through the expiration of the applicable statute of limitations as the same may be extended.

            13.8 Transfer, Use and Property Taxes. Sellers shall indemnify and hold harmless Buyer and the Subsidiaries from all sales or use, transfer, documentary, registration or other similar Taxes imposed on or in connection with the purchase, sale or transfer of the Purchased Assets to, and the assumption of the Assumed Liabilities by, Buyer pursuant to this Agreement (including, but not limited to, any such Taxes arising from the Section 338 Election) and any such Taxes imposed on the transfers of the Separate Pool Assets from a Seller to Buyer, thereafter from Buyer to SPLC and thereafter from SPLC to DFO Partnership. All use Taxes applicable to the Purchased Assets arising in connection with the use thereof prior to the Closing Date shall be payable by Sellers (prorated according to the number of days of the relevant Tax period which are prior to the Closing Date) and all such Taxes arising thereafter shall be payable by Buyer (prorated according to the number of days of the relevant Tax period which are after the Closing Date). All property Taxes applicable to the Purchased Assets arising in connection with their ownership, use, operation or maintenance prior to the Closing Date shall be payable by Sellers (prorated according to the number of days of the relevant Tax period which are prior to the Closing Date), and all such Taxes arising in connection with their ownership, use, operation or maintenance on and after the Closing Date shall be payable by Buyer (prorated according to the number of days of the relevant Tax period which are after the Closing Date).

                                   ARTICLE XIV
                            PUBLICITY/CONFIDENTIALITY

            14.1 Publicity and Reports. Sellers and Buyer shall coordinate all publicity relating to the Contemplated Transactions, and no party nor any of its Affiliates shall issue any press release, publicity statement or other public notice relating to the Contemplated Transactions (including with respect to the identity of Buyer or Sellers or the amount of the Purchase Price (or any component thereof)) without first obtaining the consent of the other party, except that neither party shall be precluded from making such filings with any Governmental Entity or issuing such releases or statements or giving such notices as may be required by Law or the rules of any stock exchange.


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            14.2 Confidentiality. All information disclosed by any party or its representatives or Affiliates, whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party or its representatives shall be kept confidential by such other party and its representatives and Affiliates (and, after the Initial Closing Date, by Sellers and their representatives in the case of all information relating to the Business provided by any of them to Buyer or its representatives or Affiliates) and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received,
(ii) is or hereafter becomes obtainable from other sources other than by breach of Law or any Contract, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, (iv) may otherwise be required to be disclosed by Law, (v) must be disclosed in order to comply with a right of first refusal or right of first offer provided for in any Transaction Document or Assumed Contract, or (vi) to the extent such duty as to confidentiality is waived in writing by the other party; provided, that after each Closing Date, Buyer and its representatives and Affiliates shall not be required to keep confidential any information provided by Sellers or their representatives or Affiliates relating to Transactions transferred to Buyer on such Closing Date, except to the extent that such information is required to be kept confidential by Law, relates to Tax Returns (or information contained therein) filed by any of Sellers' Affiliates (except any such information may be provided to a bona fide prospective purchaser of any Transaction or Purchased Asset to which it relates provided that (x) Buyer and its Affiliates shall take reasonable steps to ensure that such prospective purchaser understands and agrees that neither Seller nor any of its Affiliates shall have any responsibility to such prospective purchaser for the truth, accuracy or completeness of any such information and (y) such prospective purchaser shall have agreed in writing with Buyer to keep all such information confidential on the same terms as set forth herein) or Buyer agrees in writing with Sellers to keep such information confidential. If this Agreement is terminated in accordance with its terms, each party shall return all documents and reproductions thereof received by it or its representatives and Affiliates from the other party and, in the case of reproductions, all such reproductions made by the receiving party that include information not within the exceptions contained in the first sentence of this Section 14.2, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

                                   ARTICLE XV
                                     GENERAL

            15.1 Amendments; Waivers. This Agreement and any Schedule or Exhibit attached hereto may be amended only by agreement in writing of both parties. No waiver of any provision


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
nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

            15.2 Exhibits and Schedules; Integration. Each Exhibit and Schedule delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although such Exhibits and Schedules need not be attached to each copy of this Agreement. This Agreement, together with such Exhibits and Schedules, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith, except for the Confidentiality Agreement dated January 2, 1996 by and between J.P. Morgan Securities Inc., as agent for Ford, and BankAmerica Corporation, provided, however, that notwithstanding any provision thereof to the contrary, after each Closing Date, Buyer and its representatives and Affiliates shall not be required to keep confidential any information provided by Sellers or their representatives or Affiliates relating to Transactions transferred to Buyer on such Closing Date, except to the extent that such information is required to be kept confidential by Law, relates to Tax Returns (or information contained therein) filed by any of Sellers' Affiliates (except any such information may be provided to a bona fide prospective purchaser of any Transaction or Purchased Asset to which it relates provided that (x) Buyer and its Affiliates shall take reasonable steps to ensure that such prospective purchaser understands and agrees that neither Seller nor any of its Affiliates shall have any responsibility to such prospective purchaser for the truth, accuracy or completeness of any such information and (y) such prospective purchaser shall have agreed in writing with Buyer to keep such information confidential on the same terms as set forth herein) or Buyer agrees in writing with Sellers to keep such information confidential.

            15.3 Best Efforts. Each party will use its best efforts to cause all conditions to its obligations hereunder to be timely satisfied, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable.

            15.4 Governing Law. This Agreement, the legal relations among the parties and any Action, whether contractual or non-contractual, instituted by either party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines.

            15.5 No Assignment. Neither this Agreement nor any rights or obligations under it are assignable except that each of


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Buyer or Sellers may assign its or their rights hereunder to any of their respective Affiliates; provided, however, that no such assignment shall relieve the assignor of any of its obligations hereunder. Without limiting the foregoing, the parties acknowledge that the capital stock of FM FSC UK, Ltd. shall be sold to and purchased by BA FSC Holdings Inc.

            15.6 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

            15.7 Counterparts. This Agreement and any amendment hereto or any other agreement or document delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement or other document and shall become effective unless otherwise provided therein when one or more counterparts have been signed by each party and delivered to the other party.

            15.8 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party and its respective successors and permitted assigns, and nothing herein (including, but not limited to, the assumption of the Assumed Liabilities by Buyer), express or implied, is intended to confer upon any other Person (other than the Indemnified Parties to the extent provided in Articles XII and XIII) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            15.9 Performance by Subsidiaries. Each party agrees to cause its subsidiaries to comply with any obligations hereunder relating to such subsidiaries and to cause its subsidiaries to take any other action which may be necessary or reasonably requested by the other party in order to consummate the transactions contemplated by this Agreement.

            15.10 Notices. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism provided that any notice so given is also mailed or sent as provided in clause (c) or (c) mailed by certified or registered mail, postage prepaid, receipt requested or sent by reputable overnight courier as follows:


            If to Buyer, addressed to:

            BA Leasing & Capital Corporation
            555 California Street
            San Francisco, California  94104
            Telecopy: 415-765-7373
            Attn: Contract Administration, 4th Flr.

            If to Sellers, addressed to:

            USL Capital Corporation
            733 Front Street
            San Francisco, California  94111
            Telecopy: 415-986-0584
            Attn: General Counsel

            and:

            Ford Motor Credit Company
            The American Road, Room 1187
            Dearborn, Michigan  48121
            Telecopy: 313-337-9591
            Attn: Secretary

            with copies to:

            Ford Motor Company
            The American Road, Room 1187
            Dearborn, Michigan  48121
            Telecopy: 313-337-9591
            Attn: Secretary

            and:

            O'Melveny & Myers
            Citicorp Center
            153 East 53rd Street
            New York, New York  10022-4611
            Telecopy: 212-326-2061
            Attn: C. Douglas Kranwinkle, Esq.
                   Jeffrey J. Rosen, Esq.


or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number specified in (or pursuant to) this Section
15.10 and an appropriate answerback is received, (ii) if given by mail or courier or any other means, when actually delivered.

            15.11 Expenses. Sellers and Buyer shall each pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, expenses and disbursements of its advisers.

            15.12 Attorneys' Fees. In the event of any Action by any party arising under or out of, in connection with or in respect of this Agreement, including any participation in bankruptcy proceedings to enforce against a party a right or


                                       86
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claim in such proceedings, the prevailing party shall be entitled to reasonable attorneys' fees (including allocated costs of internal counsel) and out of pocket costs and expenses incurred in such Action. Attorneys' fees incurred in enforcing any judgment in respect of this Agreement shall be recoverable as a separate item. The parties intend that the preceding sentence be severable from the other provisions of this Agreement, survive any judgment and, to the maximum extent permitted by law, not be deemed merged into such judgment.

            15.13 Representation By Counsel; Interpretation. Sellers and Buyer each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities herein against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer and Sellers.

            15.14 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement shall remain in full force and effect provided that the essential terms and conditions of this Agreement for both parties remain valid, binding and enforceable. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

            15.15 Dispute Resolution; Agreement to Arbitrate. Except to the extent that any specific dispute resolution mechanism has been otherwise provided for with respect to any specific provision of this Agreement (or such mechanism has been pursued to its conclusion and either the dispute in question remains unresolved or the resolution reached by such process has not been honored), in the event that any dispute arises among the parties with respect to this Agreement or the Contemplated Transactions, the following procedures shall apply:

            (a) The parties will attempt in good faith to resolve any dispute, controversy or claim under, arising out of, relating to or in connection with this Agreement, including, but not limited to, the negotiation, execution, interpretation, construction, performance, non-performance, breach, termination, validity, scope, coverage or enforceability of this Agreement or any alleged fraud in connection therewith, promptly by negotiations among representatives of the parties. If any such dispute, controversy or claim should arise, duly authorized representatives of Buyer and Sellers will meet at least once and will attempt to resolve the matter. Either representative may request the other to meet again within 14 days thereafter, at a mutually agreed time and place. If


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
      the matter has not been resolved within 30 days after the first meeting of the representatives (which period may be extended by mutual agreement), the parties will attempt in good faith to resolve the controversy or claim in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.

            (b) If the matter has not been resolved pursuant to the foregoing procedures within 60 days after the first meeting (which period may be extended by mutual agreement), the matter shall be settled, at the request of either party, by arbitration conducted in accordance with the provisions of the Federal Arbitration Act (9 U.S.C. Sections 1-16) and in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by one arbitrator mutually selected by the parties. If the parties are unable to agree on the selection of an arbitrator, they shall select an arbitrator through the procedures established by the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes. The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon the parties, except that the arbitrator shall not be empowered to act as amiable compositeur or authorized to award punitive damages or unforeseen consequential damages with respect to any such claim, dispute or controversy. No party shall seek any punitive damages or unforeseen consequential damages relating to any matters under, arising out of, in connection with or relating to this Agreement. Equitable remedies shall be available in any such arbitration. The parties intend that this agreement to arbitrate be valid, binding, enforceable and irrevocable. The substantive and procedural Law of the State of California shall apply to any such arbitration proceedings. The place of any such arbitration shall be San Francisco, California. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

            (c) Notwithstanding the provisions of this Section 15.15, either party may seek injunctive or other equitable relief to maintain the status quo before any court of competent jurisdiction in connection with any claim, dispute or controversy arising out of this Agreement.

            15.16 Further Assurances. Each party shall execute and deliver such further certificates, agreements and other documents and take such other actions as any other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.


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            IN WITNESS WHEREOF, each of Buyer and each Seller has caused this
Agreement to be executed by its duly authorized representative as of the date first above written.

                              BA LEASING & CAPITAL CORPORATION

                              By: /s/ RICHARD V. HARRIS
                                 -----------------------------
                              Name: Richard V. Harris
                              Title: Chairman and President

                              USL CAPITAL CORPORATION

                              By: /s/ JAMES G. DUFF
                                 -----------------------------
                              Name: James G. Duff
                              Title: Chairman and Chief
                                       Executive Officer

                              FORD MOTOR CREDIT COMPANY

                              By: /s/ JOHN P. BURKHARD
                                 -----------------------------
                              Name: John P. Burkhard
                              Title: Vice President - Treasurer